UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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Soliciting Material Pursuant to §240.14a-12

BRIGHTVIEW HOLDINGS, INC.

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980 Jolly Road
Blue Bell, Pennsylvania 19422
January 23, 2020
Dear Stockholders:
You are cordially invited to attend the 2020 Annual Meeting of Stockholders of BrightView Holdings, Inc. to be held on Tuesday, March 10, 2020 at 11:00 a.m., Eastern Daylight Time at the DoubleTree Suites Philadelphia West, 640 Fountain Road, Plymouth Meeting, Pennsylvania 19462.
As permitted by the rules of the Securities and Exchange Commission, we are furnishing our proxy materials to stockholders primarily over the Internet. We believe this process expedites stockholders’ receipt of the materials, lowers the costs of the Annual Meeting and conserves natural resources. We sent a Notice of Internet Availability of Proxy Materials on or about January 23, 2020 to our stockholders of record at the close of business on January 13, 2020. The notice contains instructions on how to access our Proxy Statement and 2019 Annual Report and vote online. If you would like to receive a printed copy of our proxy materials instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we strongly urge you to cast your vote promptly. You may vote over the Internet, as well as by telephone or by mail. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.
Thank you for your continued support of BrightView.
Sincerely,
Paul E. Raether
Chairman of the Board of Directors
Andrew V. Masterman
President and Chief Executive Officer, Director

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS OF BRIGHTVIEW HOLDINGS, INC.
Date	Tuesday, March 10, 2020
Time	11:00 a.m. Eastern Daylight Time
Place	DoubleTree Suites Philadelphia West 640 Fountain Road Plymouth Meeting, Pennsylvania 19462
Record date	Only stockholders of record at the close of business on January 13, 2020, are entitled to notice of, and to vote at, the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held at that time.
Items of business	(1) To elect the eight director nominees listed herein.
(2) To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2020.
(3) To approve the BrightView Holdings, Inc. Amended and Restated 2018 Omnibus Incentive Plan.
(4) To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
You have three options for submitting your vote before the Annual Meeting:
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Internet, through computer or mobile device such as a tablet or smartphone;

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Telephone; or

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Mail.

Please vote as soon as possible to record your vote promptly, even if you plan to attend the Annual Meeting in person.
By Order of the Board of Directors,
Jonathan M. Gottsegen
Corporate Secretary
January 23, 2020
Blue Bell, Pennsylvania

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Tuesday, March 10, 2020: The Proxy Statement and 2019 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ended September 30, 2019, are available at www.voteproxy.com.

980 Jolly Road
Blue Bell, Pennsylvania 19422
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 10, 2020
GENERAL INFORMATION
Why am I being provided with these materials?
We first sent a Notice of Internet Availability of Proxy Materials and made these proxy materials available to you via the Internet on or about January 23, 2020 or, upon your request, have delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of Directors of BrightView Holdings, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on March 10, 2020, and at any postponements or adjournments of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. You are invited to attend the Annual Meeting and vote your shares in person.
What am I voting on?
There are three proposals scheduled to be voted on at the Annual Meeting:
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Proposal No. 1: Election of the eight director nominees listed in this Proxy Statement (the “Nominee Proposal”).

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Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2020 (the “Ratification Proposal”).

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Proposal No. 3: Approval of the BrightView Holdings, Inc. Amended and Restated 2018 Omnibus Incentive Plan (the “Plan Amendment Proposal”).

Who is entitled to vote?
Stockholders as of the close of business on January 13, 2020 (the “Record Date”) may vote at the Annual Meeting. As of that date, there were 104,845,327 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:
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Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”);

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Held for you in an account with a broker, bank or other nominee (shares held in “street name”) — Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares; and

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Held for you by us as restricted shares (whether vested or non-vested) under any of our stock incentive plans.

What constitutes a quorum?
The holders of record of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” as described below also are counted as present and entitled to vote for purposes of determining a quorum.

What is a “broker non-vote”?
A broker non-vote occurs when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at his/her discretion. Under current New York Stock Exchange (“NYSE”) interpretations that govern broker non-votes, the Nominee Proposal and the Plan Amendment Proposal are considered non-discretionary matters and a broker will lack the authority to vote shares at his/her discretion on such proposals. The Ratification Proposal is considered a discretionary matter and a broker will be permitted to exercise his/her discretion.
How many votes are required to approve each proposal?
With respect to the Nominee Proposal, each director is elected at the Annual Meeting by a plurality vote, which means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.
With respect to the Ratification Proposal, approval requires a vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the proposal.
With respect to the Plan Amendment proposal, approval requires the affirmative vote of a majority of the votes cast.
How are votes counted?
With respect to the Nominee Proposal, you may vote “FOR,” or “WITHHOLD” with respect to each nominee. Votes that are “withheld” will not count as a vote “for” or “against” a director because directors are elected by plurality voting. Broker non-votes will have no effect on the outcome of the Nominee Proposal.
With respect to the Ratification Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be counted as a vote “AGAINST” the Ratification Proposal.
With respect to the Plan Amendment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions are treated as votes cast under current NYSE rules and will therefore have the same effect as a vote “AGAINST” the Plan Amendment Proposal. Broker non-votes will have no effect on the outcome of the Plan Amendment Proposal.
If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee listed herein, “FOR” the Ratification Proposal and “FOR” the Plan Amendment Proposal as recommended by the Board and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.
Who will count the vote?
Representatives of American Stock Transfer & Trust Company, LLC (“AST”) will tabulate the votes and act as inspector of elections.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
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“FOR” each of the nominees to the Board set forth in this Proxy Statement.

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“FOR” the Ratification Proposal.

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“FOR” the Plan Amendment Proposal.

How can I attend the Annual Meeting in person?
You are entitled to attend the Annual Meeting only if you are a stockholder as of the close of business on the Record Date, or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of BrightView stock on the Record Date. This can be any of the following:
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A brokerage statement or letter from a bank or broker indicating ownership on January 13, 2020;

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The Notice of Internet Availability of Proxy Materials;

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A printout of the proxy distribution email (if you received your materials electronically);

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A proxy card;

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A voting instruction form; or

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A legal proxy provided by your broker, bank, or nominee.

Stockholders and proxy holders must also present a form of photo identification such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.
No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.
Directions to the meeting are available by calling the DoubleTree Suites at 1-610-834-8300 or visiting its website at doubletree3.hilton.com.
How can I vote my shares without attending the Annual Meeting?
If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:
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By Internet — You may submit your proxy by going to www.voteproxy.com and by following the instructions on how to complete an electronic proxy card.

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By Telephone — You may submit your proxy by dialing 1-800-776-9437 and by following the recorded instructions.

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By Mail — You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker, or other nominee on how to submit voting instructions.
Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time on March 9, 2020 for the voting of shares held by stockholders of record or held in street name.
Mailed proxy cards or voting instruction forms must be mailed sufficiently in advance to be received and processed by our tabulator before the polls close at the meeting. Brokers, banks or nominees may have earlier cutoff deadlines.
What does it mean if I receive more than one Notice on or about the same time?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice you receive.
May I change my vote or revoke my proxy?
You may change your vote and revoke your proxy at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), by providing a written notice of revocation to the Company’s Corporate Secretary at BrightView Holdings, Inc., 980 Jolly Road, Blue Bell, Pennsylvania 19422 prior to your shares being voted, or by attending the Annual Meeting in person and voting. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee following the instructions it has provided, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting.
Could other matters be decided at the Annual Meeting?
We do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.
If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
We also have retained D.F. King & Co., Inc. to assist in soliciting proxies. We expect to pay D.F. King & Co., Inc. approximately $10,000 plus expenses in connection with its solicitation of proxies.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
The Board of Directors has considered and nominated the following nominees for a one-year term expiring at the 2021 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified: James R. Abrahamson; Jane Okun Bomba; Shamit Grover; Andrew V. Masterman; Paul E. Raether; Richard W. Roedel; Mara Swan and Joshua T. Weisenbeck. Action will be taken at the Annual Meeting for the election of these nominees.
Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) attached to this proxy statement intend to vote the proxies held by them “FOR” the election of the director nominees. If any of these nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.
Nominees for Election to the Board of Directors in 2020
The following information describes the offices held, other business directorships and the class and term of each director nominee. Beneficial ownership of equity securities of the director nominees is shown under “Ownership of Securities” below.
Name	Age	Principal Occupation and Other Information
James R. Abrahamson	64	James R. Abrahamson has been a member of the Board since August 2015. Mr. Abrahamson was Chairman of Interstate Hotels & Resorts, a leading U.S.-based global hotel management company comprised of over 500 hotels, until its sale to Aimbridge Hospitality in October 2019. He previously served as Interstate’s Chief Executive Officer (“CEO”) from December 2011 to March 2017; he was named to the additional position of Chairman in October 2016. Mr. Abrahamson has served as Chairman of the Board for VICI Properties Inc. (NYSE: VICI), a REIT valued at over $11 billion in market capitalization, since its launch in 2017. Mr. Abrahamson served as an independent director at La Quinta Holdings Inc. (NYSE: LQ) from November 2015 until the sale of the company in May 2018 and has served as an independent director of CorePoint Lodging Inc. (NYSE: CPLG), a REIT comprised of over 200 hotels since it was spun out of La Quinta in May 2018. Prior to joining Interstate in 2011, Mr. Abrahamson also held senior leadership positions with InterContinental Hotels Group, Hyatt Corporation, Marcus Corporation and Hilton Worldwide. At Intercontinental, where he served from 2009 to 2011, he served as President of the Americas division and, from 2010 to 2011, as executive director of the company’s board. At Hyatt, which he joined in 2004, he was Head of Development for the Americas division. At Marcus, where he served from 2000 to 2004, Mr. Abrahamson was President of the Baymont Inn and Suites and Woodfield Suites hotels division consisting of approximately 200 properties, both owned and franchised. At Hilton, where he served from 1988 to 2000, Mr. Abrahamson oversaw the Americas region franchise division for all Hilton brands and launched the Hilton Garden Inn brand. Mr. Abrahamson has served as president of the Marriott International National Association owners’ organization in 2017 and 2018 and has served as national board chair of the American Hotel and Lodging Association in 2015 and 2016 and as national board chair of the U.S. Travel Association in 2013 and 2014. He holds a degree in Business Administration from the University of Minnesota.

Name	Age	Principal Occupation and Other Information
Jane Okun Bomba	57
Jane Okun Bomba has been a member of the Board since April 2019. Since January 2018, Ms. Okun Bomba has served as President of Saddle Ridge Consulting and advises on a range of strategic issues, including investor relations, corporate perception and governance, transaction integration, human resources and ESG. From 2004 to 2017, Ms. Okun Bomba was an executive at IHS Markit, most recently as Executive Vice President, Chief Administrative Officer. At IHS Markit she led 450 people worldwide in many corporate functions including HR, Marketing, Communications, Sustainability and Investor Relations. Prior to IHS, she was a partner at Genesis, Inc. and headed investor relations at Velocom, MediaOne Group, and Northwest Airlines. She held various management positions in corporate finance at Northwest Airlines and American Airlines, and was a CPA at PriceWaterhouse.
Ms. Okun Bomba serves on the board of Kickstart International and is a member of the International Women’s Forum. She is a member of the University of Michigan, Ross School of Business Advisory Board and the School of Literature, Science and Arts Dean’s Advisory Committee. Ms. Okun Bomba holds both a BGS and an MBA from the University of Michigan at Ann Arbor. She completed graduate studies at the Stockholm School of Economics, and board director education in the Women’s Director Development Program at the Kellogg School of Management, Northwestern University and the Directors’ Consortium.

Shamit Grover	37	Shamit Grover has been a member of the Board since October 2018. Mr. Grover joined MSD in 2009 and currently serves on the Board of Directors of Kobalt Music and represents MSD on the Board of TNS. Prior to joining MSD, Mr. Grover was at Merrill Lynch where he worked in the Global Private Equity and Mergers & Acquisitions groups. Mr. Grover graduated from Harvey Mudd College with a Bachelor of Science degree in Engineering and double majored in Economics at Claremont McKenna College.
Andrew V. Masterman	51	Andrew V. Masterman has served as President and CEO of the Company since December 2016 and has been a member of the board of BrightView since December 2016. Prior to joining BrightView, Mr. Masterman served as Executive Vice President at Precision Castparts Corporation, a Berkshire Hathaway company that specializes in manufacturing structural investment castings, forged components, and airfoil castings for aircraft engines and industrial gas turbines, from April 2012 to November 2016. At Precision Castparts Corporation, Mr. Masterman also served as President of the Wyman Gordon and Structural Casting divisions. Prior to Precision Castparts Corporation, he was President and CEO of North America for ESAB Group, Inc., a leader in welding and cutting equipment and consumables, from August 2009 to April 2012. Mr. Masterman earned a Bachelor of Arts degree with distinction in Political Science from Colorado College and advanced degrees in Engineering, Japanese and Business Administration from the University of Michigan.

Name	Age	Principal Occupation and Other Information
Paul E. Raether	73	Paul E. Raether has been a member of the Board since May 2015. Mr. Raether is a Senior Advisory Partner at KKR & Co. Inc. (“KKR”). He joined KKR in 1980, became a General Partner in 1986, and currently serves on two of three of KKR’s regional Portfolio Management Committees. Mr. Raether also serves on the board of directors of the Apple Leisure Group. Mr. Raether served as a director of WMIH Corp. from May 2015 until May 2017. He has played a significant role in numerous portfolio companies including Beatrice Companies, Cole National Corporation, Duracell, Fleet/Bank of New England, IDEX Corporation, KSL Recreation, Masonite International, PT Components, Randall’s Food Markets, RJR Nabisco, Seaman Furniture, Shoppers Drug Mart, Stop & Shop Companies, Storer Communications, Inc., Walter Industries and Wometco Enterprises. Prior to joining KKR, Mr. Raether served as an officer in the United States Navy and started his professional career in the Corporate Finance Department of Reynolds Securities. Previously, he was a Vice President in the Corporate Finance Department of Blyth Eastman Dillon & Company. He obtained a Bachelor of Arts from Trinity College and an M.B.A. from the Tuck School of Business at Dartmouth College. Mr. Raether serves as a director or trustee for several educational and non-profit institutions. He recently retired from the Board of Trinity College in Hartford, CT, after 25 years of service including the last 12 years as Chairman. He also serves as a Trustee of the Board of Advisors of the Tuck School of Business at Dartmouth College and the U.S. Ski and Snowboard Foundation. Mr. Raether is the Chairman of the Institute for Sports Medicine Research in New York.
Richard W. Roedel	70	Richard W. Roedel has been a member of the Board since January 2015. Mr. Roedel also serves as a director of publicly held companies IHS Markit Inc., Six Flags Entertainment Corporation, LSB Industries, Inc. and Luna Innovations Incorporated. Mr. Roedel serves as Non-Executive Chairman of Six Flags, Chairman of the audit committee of LSB and a member of the audit committee of Six Flags and IHS Markit. Mr. Roedel serves on the compensation committee of LSB and Luna and Non-Executive Chairman of LSB and Luna. Mr. Roedel will not be seeking reelection to the board of directors of IHS Markit when his current term expires at its annual general meeting of stockholders in April 2020. Mr. Roedel served on the board of Lorillard, Inc. until 2015 when it was acquired by Reynolds American Inc. During his years on the board Mr. Roedel served as Chairman of the Audit Committee, a member of the Nominating and Governance Committee and lead independent director. Mr. Roedel served on the board of Sealy Corporation in several capacities, including Chairman of it Audit Committee, until 2013 when Sealy was acquired by Tempur-Pedic International Inc. Mr. Roedel served on the Board of Directors of BrightPoint, Inc in several capacities until 2012, when it was acquired by Ingram Micro Inc., including Chairman of its Audit Committee, Chairman of its Compensation Committee and member of its Nominating and Governance Committee. Mr. Roedel served on the Board of Directors of Broadview Holdings, Inc. and was Chairman of its Audit Committee and a member of its Compensation Committees until 2012, following the approval of its financial restructuring plan by the United States Bankruptcy Court, which resulted in a change to its ownership structure. Mr. Roedel served on the Board of Directors of Dade Behring Holdings, Inc. and was Chairman of its Audit Committee until 2007 when Dade was acquired by Siemens AG. Mr. Roedel served on the

Name	Age	Principal Occupation and Other Information

Board of Directors of TakeTwo Interactive Software, Inc. until 2005, initially as Chairman of its Audit and Governance Committees, later becoming Chairman and CEO. Mr. Roedel is a member of the National Association of Corporate Directors (NACD) Risk Oversight Advisory Council. Mr. Roedel was appointed to a three year term, ending in 2017, on the Standing Advisory Group of the Public Company Accounting Oversight Board (PCAOB).
Until 2000 Mr. Roedel was employed by BDO Seidman LLP, having been managing partner of its Chicago and New York Metropolitan area offices and later Chairman and CEO. Mr. Roedel is a graduate of The Ohio State University and a CPA.

Mara Swan	60
Mara Swan has been a member of the Board since April 2019. Ms. Swan currently serves as the Executive Vice President of Global Strategy and Talent at ManpowerGroup (NYSE: MAN). In this role, which she has held since 2009, she leads executive compensation, strategy, marketing, human resources, thought leadership, public relations, communications, and corporate social responsibility. In 2014, she also assumed global leadership responsibility of ManpowerGroup’s Right Management brand. Prior to ManpowerGroup, Ms. Swan was the Chief Human Resources Officer at MolsonCoors. Ms. Swan currently serves on the GOJO Industries board of directors where she has been compensation chair since 2011. She is also the Executive Chair of the Center on Executive Compensation in Washington, D.C.
In 2012, Ms. Swan was inducted as a fellow of the National Academy of Human Resources. Ms. Swan holds a bachelor’s degree in business administration, magna cum laude, from the University of Buffalo and a master’s degree, magna cum laude, in Industrial Relations from the University of Minnesota.

Joshua T. Weisenbeck	37	Joshua T. Weisenbeck has been a member of the Board since May 2015. Mr. Weisenbeck is a Member at KKR. He joined KKR in 2008 and is a member of the Industrials Private Equity team, a member of the Investment Committee and the Portfolio Management Committee within KKR’s Americas Private Equity platform, and a member of the Global Conflicts and Compliance Committee. He has been actively involved with KKR’s investments in Gardner Denver, Capsugel, Capital Safety, Hyperion Materials & Technologies, Minnesota Rubber & Plastics, and GeoStabilization International. In addition, he serves on the board of directors of Gardner Denver, Hyperion Materials & Technologies, Minnesota Rubber & Plastics, and GeoStabilization International, and was formerly a director of Capsugel and Capital Safety. Prior to joining KKR, Mr. Weisenbeck was with Onex Corporation from 2006 to 2008, focusing on Industrials private equity transactions, including Onex’s investment in Allison Transmission. Prior to Onex, he worked for Lazard Freres & Co. in its Power & Energy group from 2004 to 2006, where he was involved in a number of merger and acquisition transactions. He holds a Bachelor of Arts with honors, magna cum laude, from Williams College.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE
ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Our Board manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Because affiliates of KKR and MSD Partners, L.P. (“MSD Partners” and, together with KKR, the “Sponsors”) hold more than 50% of our common stock we are considered a “controlled company” as defined in the listing standards of the NYSE. As such, we have elected to be exempt from the requirements to have a compensation committee and a nominating and corporate governance committee composed entirely of independent directors and a majority of independent directors on our Board.
Our Nominating and Corporate Governance Committee and Board evaluate the Company’s corporate governance policies on an ongoing basis with a view towards maintaining the best corporate governance practices in the context of the Company’s current business environment and aligning our governance practices closely with the interests of our stockholders.
Communications with the Board
As described in our Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of the Board, including the chairperson of the Board or Audit, Compensation or Nominating and Corporate Governance Committee or the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Corporate Secretary of the Company, 980 Jolly Road, Blue Bell, Pennsylvania 19422. The Chief Legal Officer and Corporate Secretary will initially review and compile all communications and summarize lengthy or repetitive communications prior to forwarding such communications to the appropriate party. The Chief Legal Officer and Corporate Secretary will not forward communications that are not relevant to the duties and responsibilities of the Board, including spam, junk mail and mass mailings, product or service inquiries, new product or service suggestions, resumes or other forms of job inquiries, opinion surveys and polls, business solicitations or advertisements, or other frivolous communications.
Director Independence and Independence Determinations
Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.
Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require our Board of Directors to review the independence of all directors at least annually.
In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, our Board of Directors will determine, considering all relevant facts and circumstances, whether such relationship is material.
Our Board of Directors has determined that each of Messrs. Abrahamson and Roedel and Mmes. Okun Bomba and Swan is independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and under all applicable NYSE guidelines, including with respect to committee membership. Our Board also has determined that each of Messrs. Abrahamson and Roedel and Ms. Okun Bomba is “independent” for purposes of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
In addition, the Board has considered that Mr. Roedel currently serves on the audit committee of more than three publicly traded companies, including LSB Industries, Inc., IHS Markit Inc. and Six Flags Entertainment Corporation. Our Board has determined that Mr. Roedel’s simultaneous service on the audit committees of more than three public companies does not impair his ability to serve effectively as a member of our Audit Committee. Mr. Roedel will not be seeking reelection to the board of directors of IHS Markit when his current term expires at its annual general meeting of stockholders in April 2020 and accordingly, at such time, he will no longer serve on the audit committee of more than three publicly traded companies.

Board Structure
Our Board of Directors is led by Mr. Raether, our Chairman. The CEO position is currently separate from the Chairman position. We believe that the separation of the Chairman and CEO positions is appropriate corporate governance for us at this time. Accordingly, Mr. Raether serves as Chairman, while Mr. Masterman serves as our President and CEO.
Board Committees and Meetings
The following table summarizes the current membership of each of the Board’s Committees.
	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
James R. Abrahamson	X		X
Jane Okun Bomba	X
Shamit Grover
Andrew V. Masterman
Paul E. Raether		X	X
Richard W. Roedel	X, Chair
Mara Swan		X
Joshua T. Weisenbeck		X, Chair	X, Chair
All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During fiscal 2019, the Board held five meetings, the Audit Committee held four meetings, the Compensation Committee held three meetings and the Nominating and Corporate Governance Committee, which was constituted in May 2019, held one meeting. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).
Audit Committee
The current members of the Audit Committee are Mr. Abrahamson, Ms. Okun Bomba and Mr. Roedel, with Mr. Roedel serving as Chair. Each member of the Audit Committee has been determined to be “independent,” consistent with our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors in general and audit committees in particular. Our Board has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the NYSE. In addition, our Board has determined that each member of the Audit Committee qualifies as an audit committee financial expert as defined by applicable SEC regulations.
The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at https://investor.brightview.com/esg/corporate-governance/governance-documents/default.aspx, and include the following:
•
overseeing the adequacy and integrity of our financial statements and our financial reporting disclosure practices;

•
overseeing the soundness of our system of internal controls to assure compliance with financial and accounting requirements and our system of disclosure controls and procedures;

•
retaining and reviewing the qualifications, performance and independence of our independent auditor;

•
overseeing our guidelines and policies relating to risk assessment and risk management, and management’s plan for risk monitoring and control;

•
overseeing our internal audit function;

•
reviewing and approving or ratifying all transactions between us and any “Related Persons” (as defined in the federal securities laws and regulations) that are required to be disclosed to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934; and

•
establishing procedures for the confidential, anonymous submission by employees of the Company of concerns regarding violations of our Code of Conduct.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements prior to inclusion in our Annual Report on Form 10-K or other public dissemination in accordance with applicable rules and regulations of the SEC.
On behalf of the Board, the Audit Committee plays a key role in the oversight of the Company’s risk management policies and procedures. See “Oversight of Risk Management” below.
Compensation Committee
Our Compensation Committee consists of Mr. Raether, Ms. Swan and Mr. Weisenbeck, with Mr. Weisenbeck serving as chair.
The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at https://investor.brightview.com/esg/corporate-governance/governance-documents/default.aspx, and include the following:
•
establishing and reviewing the overall compensation philosophy of the Company;

•
reviewing and approving corporate goals and objectives relevant to the CEO, including annual performance objectives, if any;

•
evaluating the performance of the CEO in light of these corporate goals and objectives and, either as a committee or with the other members of the Board, determining and approving the annual salary, bonus, equity-based incentives and other benefits, direct and indirect, of the CEO and other executive officers;

•
reviewing and approving, or making recommendations to the Board with respect to incentive-compensation plans and equity-based plans that are subject to the approval of the Board;

•
reviewing and approving equity compensation plans of the Company that are not otherwise subject to the approval of the Company’s stockholders;

•
reviewing and making recommendations to the Board, or approving, equity-based awards to certain officers and directors, including pursuant to the Company’s equity-based plans; and

•
monitoring compliance by participants with the rules and guidelines of the Company’s equity-based plans.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include overseeing the preparation of the Compensation Discussion and Analysis for inclusion in our annual proxy statement. The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more officers of the Company the authority to make awards to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plan, subject to compliance with the plan and the laws of the state of the Company’s jurisdiction.
For a description of our processes and procedures for the determination of executive and director compensation, see the “Compensation Discussion and Analysis” and “Director Compensation in Fiscal 2019 — Description of Director Compensation” sections of this proxy statement.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Messrs. Abrahamson, Raether and Weisenbeck, with Mr. Weisenbeck serving as chair.
The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found at https://investor.brightview.com/esg/corporate-governance/governance-documents/default.aspx, and include the following:
•
assisting our Board in identifying prospective director nominees and selecting or recommending nominees to the Board;

•
overseeing the evaluation of the Board and management;

•
reviewing developments in corporate governance practices and overseeing a set of corporate governance principles;

•
recommending members for each committee of our Board; and

•
otherwise taking a leadership role in shaping the corporate governance.

Oversight of Risk Management
Our CEO, other executive officers and other members of our management team regularly report to the Audit Committee to discuss any financial, legal, cybersecurity or regulatory risks, to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. Internal audit reports functionally and administratively to our Chief Financial Officer (“CFO”) and directly to the Audit Committee. We believe that the leadership structure of our Board provides appropriate risk oversight of our activities given the controlling interests held by the Sponsors.
Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and non-independent directors. At each of these meetings, the non-management and independent directors in attendance, as applicable, will determine which member will preside at such session.
Committee Charters and Corporate Governance Guidelines
Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These guidelines are reviewed from time to time by the Board and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon approval by the Board.
Our guidelines and our Audit, Compensation and Nominating and Corporate Governance Committee charters and other corporate governance information are available at https://investor.brightview.com/esg/corporate-governance/governance-documents/default.aspx. Any stockholder also may request them in print, without charge, by contacting the Corporate Secretary at BrightView Holdings, Inc., 980 Jolly Road, Blue Bell, Pennsylvania 19422.
Code of Conduct
The Company has adopted a Code of Conduct that applies to all of the Company’s employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions. The Code of Conduct sets forth our policies and expectations on a number of topics, including conflicts of interest, corporate opportunities, confidentiality, compliance with laws (including insider trading laws), use of our assets and business conduct and fair dealing. This Code also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Company will disclose within four business days any substantive changes in or waivers of the Code granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, or any other executive officer or director, by posting such information on our website as set forth above rather than by filing a Form 8-K.
The Code may be found on our website at https://investor.brightview.com/esg/corporate-governance/governance-documents/default.aspx. Any stockholder also may request the Code in print, without charge, by contacting the Corporate Secretary at BrightView Holdings, Inc., 980 Jolly Road, Blue Bell, Pennsylvania 19422.
Environmental and Social Responsibility
In addition to our focus on corporate governance, including the addition of diverse and independent board members, as well as the establishment of a nominating and corporate governance committee, we also recognize the importance of environmental and social responsibility. Generating a positive impact on the environment and the communities in which we operate ensures we continue to meet the needs of our customers, business partners, employees, and stockholders. More information on our commitment to corporate responsibility can be found on our website at https://investor.brightview.com/esg/default.aspx. Our website and the information contained on or connected to that site are not incorporated into this Proxy Statement.
As part of this commitment, some of our initiatives and highlights are listed below.
Environmental
•
We provide clients across the country with a range of environmentally friendly equipment and sustainable maintenance techniques focused on both conserving water and reducing carbon.

•
Every day BrightView reduces its carbon impact and offsets the carbon others produce by planting more than $100 million worth of carbon-consuming plants each year. Our tree nurseries alone will consume over 5 million gallons of carbon over their lifetime. Our flora also have the benefit of helping make the properties we landscape look less concrete and industrial and more visually pleasant.

•
We have been honored for our work in designing and building green roofs, a technique that reduces energy costs and storm water runoff, as well as improving air quality.

•
BrightView has also been honored for helping clients conserve hundreds of millions of gallons of freshwater each year through innovative irrigation technology and design strategies and we work to maintain a clean water supply. For example, our branches in the Mid-Atlantic use an ice melt product that has earned the prestigious Green Seal Certification.

•
To conserve water, BrightView continually designs new irrigation systems that conserve water and utilize native vegetation in its designs that require minimal watering, particularly in dry areas.

•
BrightView is the nation’s largest purchaser of zero-emission commercial landscaping equipment. For example, we are partnering with Indiana’s Grand Park Sports Complex to test the large-scale viability of self-directed autonomous electric lawnmowers.

Social
We are committed to supporting our team members and benefitting the communities in which we operate. Our team members — our most important asset — are offered competitive and comprehensive benefits, as well as professional training opportunities to help progress their careers. In 2017, BrightView launched GROW, an initiative specifically for developing and promoting women within the company. The safety of our team members is incredibly important to us and we maintain a best-in-class safety track record, with OSHA with recordable incidents at approximately half of the industry average. In fact, since 2012, BrightView’s OSHA Total Recordable Injury Rate has decreased 64%. Additionally, BrightView contributes financial, technical, and human resources to a vast range of organizations. including schools and groups that honor military service. A few examples of this commitment are included below:

•
BrightView donated considerable time and resources in landscaping design, installation and maintenance work to Philadelphia’s Independence National Historical Park, home of the Liberty Bell and Independence Hall.

•
The BrightView Landscapes Foundation provides thousands of dollars in grants each year to team members in crisis.

•
We dedicate more than 6,000 man hours every day to crew member safety.

•
Multiple branch locations have gone one year without a single OSHA recordable injury and others have gone two years or more showing that our commitment to crew member safety is making a difference in the lives of our crew.

Director Nomination Process
The Nominating and Corporate Governance Committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the committee does at a minimum assess each candidate’s strength of character, mature judgment, industry knowledge or experience and his or her independence of thought and ability to work collegially with the other members of the Board. In addition, although the Board does not have a formal diversity policy, the Board recognizes the importance of having a composition representing diverse viewpoints, background and experiences and diversifying the Board is an important consideration when evaluating potential candidates for nominations to the Board. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from its members, management, stockholders and other sources. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.
The stockholders’ agreement described below under “Transactions with Related Persons” provides that our Sponsors have the right to nominate to our Board a number of designees, subject to the maintenance of certain stock ownership requirements. Currently, two directors (Messrs. Raether and Weisenbeck) nominated by KKR and one director (Mr. Grover) nominated by MSD Partners serve on our Board.
Ms. Okun Bomba and Ms. Swan were first recommended for election to our Board by our non-employee directors.
In connection with its annual nomination of a slate of nominees, the Nominating and Corporate Governance Committee may also assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.
When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. Each of the Company’s directors possesses high ethical standards, acts with integrity and exercises careful, mature judgment. Each is committed to employing his or her skills and abilities to aid the long-term interests of the stakeholders of the Company. In addition, our directors are knowledgeable and experienced in one or more business, governmental, or civic endeavors, which further qualifies them for service as members of the Board. A significant number of our directors possess experience in managing public and privately held enterprises and are familiar with corporate finance and strategic business planning activities that are unique to publicly traded companies like ours. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

In particular, the members of our Board of Directors considered the following important characteristics:
•
James R. Abrahamson has significant executive management experience and has many years of experience as a director of publicly held companies;

•
Jane Okun Bomba has significant knowledge of public company financial analyses and human resources, compensation and corporate sustainability expertise;

•
Shamit Grover has significant experience and expertise in private equity investments through his involvement in the investments of MSD Capital, L.P. and MSD Partners;

•
Andrew V. Masterman has an extensive background across varied industrial and service businesses, with significant experience managing large organizations;

•
Paul E. Raether and Joshua T. Weisenbeck have significant financial, investment and operational experience from their involvement with numerous portfolio companies of KKR and its affiliated funds and have played active roles in overseeing those businesses;

•
Richard W. Roedel has many years of experience as a director of publicly held companies, has significant public accounting experience and has significant knowledge of financial reporting, internal controls and procedures and risk management; and

•
Mara Swan has an extensive background in the public company human resources and compensation functions and has significant experience in risk management and governance.

This annual director nomination process resulted in the Board’s nomination of the eight incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.
The Board may also consider director candidates recommended by stockholders. Any recommendation submitted to the Corporate Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected.
Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary of the Company, 980 Jolly Road, Blue Bell, Pennsylvania 19422. All recommendations for nomination received by the Corporate Secretary of the Company that satisfy our bylaw requirements relating to such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These requirements are also described under the caption “Stockholder Proposals for the 2021 Annual Meeting.”

Executive Officers of the Company
Set forth below is certain information regarding each of our current executive officers, other than Andrew V. Masterman, whose biographical information is presented under “Nominees for Election to the Board of Directors in 2020.”
Name	Age	Principal Occupation and Other Information
Thomas C. Donnelly	66	Tom Donnelly has served as President, Development Services since June 2014. Mr. Donnelly is responsible for overseeing BrightView’s Development Services segment including our Landscape Architecture, Landscape Development, and Tree Growing and Tree Specimen Moving businesses and is responsible for nurturing a vast array of customer relationships. Prior to joining BrightView, Mr. Donnelly served as President of ValleyCrest Landscape Development at ValleyCrest Holding from July 2001 to June 2014 and over his 37 year career at the Company has held positions of increasing responsibility in branch operations and central support. Mr. Donnelly is active with the American Society of Landscape Architects (ASLA), the Construction Industry Roundtable (CIRT), the Urban Land Institute (ULI), the Landscape Architecture Foundation (LAF) where he serves as Board Member Emeritus, and is a Member of the Advisory Board at the national level of the ACE Mentor Program. Mr. Donnelly received a Bachelor of Science degree in Landscape Architecture from Rutgers University.
Michael J. Dozier	58	Michael Dozier has served as President of BrightView’s Maintenance Services, Evergreen East Division since 2018. He oversees all maintenance operations throughout the Southeastern U.S., including Florida, Georgia, South Carolina, Kentucky and Tennessee. Since joining BrightView in 2000, he has held various leadership positions, including Senior Branch Manager, Regional Manager and Senior Vice President from 2008 to 2018. Prior to joining BrightView, Mr. Dozier worked at ServiceMaster Management Services Group, a leading provider of pest control, restoration and cleaning services. Mr. Dozier holds a bachelor’s degree in Ornamental Horticulture and a master’s degree in Plant and Biological Science from Southern Illinois University.
John A. Feenan	58	John Feenan has served as Executive Vice President, CFO since January 2016. Mr. Feenan is responsible for developing BrightView’s financial and operational strategy, business performance metrics, control systems and corporate financial reporting. Prior to joining BrightView, Mr. Feenan served as CFO of Trinseo, a leading global materials company, from February 2011 to December 2015. Mr. Feenan, who began his career at IBM Corporation, has also served as CFO for other publicly traded and private equity backed organizations including JMC Steel Company and HB Fuller. Mr. Feenan earned his Bachelor’s degree in business and economics from St. Anselm College and his M.B.A. from the University of North Carolina, Chapel Hill. He obtained a certification in management accounting in 1992 and is a certified green belt, lean six sigma.

Name	Age	Principal Occupation and Other Information
Jonathan M. Gottsegen	53	Jonathan Gottsegen has served as Executive Vice President, Chief Legal Officer and Corporate Secretary since January 2016. Mr. Gottsegen is responsible for overseeing BrightView’s legal and compliance programs, Board of Directors and related Board and committee governance, finance and mergers and acquisitions, treasury and corporate transactional matters, litigation and regulatory, commercial contracts and disputes, employment compliance and litigation, and intellectual property. Prior to joining BrightView, Mr. Gottsegen served as Senior Vice President, General Counsel and Corporate Secretary for United Rentals, the world’s largest equipment rental provider, from February 2009 to January 2016. His prior public company experience includes directing the Corporate and Securities Practice Group at The Home Depot and serving as securities counsel for Time Warner. Previously in his career, he served as an associate with Kaye Scholer Fierman Hays & Handler and as a senior staff attorney with the U.S. Securities and Exchange Commission, Division of Corporation Finance. Mr. Gottsegen earned his Juris Doctorate at Tulane University’s School of Law and his Bachelors of Arts at Emory University.
Jeffery R. Herold	59	Jeff Herold has served as President of BrightView’s Maintenance Services, Seasonal Division, a region that encompasses all maintenance operations in the Northeast, Mid-Atlantic, Rocky Mountain, and Midwest, since October 2019. Mr. Herold has also served as Chief Operating Officer for Maintenances Services since October 2019 and is responsible for the segment’s Environmental Health & Safety, Procurement, and Operational Excellence (OpX) groups. Prior to that, he served as President, Landscape Maintenance since September 2016. He previously served as our Chief Operating Officer from January 2002 to September 2016. Mr. Herold, who has more than 35 years’ experience in commercial landscaping, also oversees BrightView Enterprise Solutions, the company’s qualified service provider network. Mr. Herold graduated from the State University of New York with an associate’s degree in Applied Science, Ornamental Horticulture — Landscape Development.
Eugene Edward Marcil IV	49	Ed Marcil has served as President of BrightView’s Maintenance Services, Evergreen West Division since joining BrightView in August 2019. Mr. Marcil is responsible for overseeing maintenance operations in the Northern and Southern California, Pacific Northwest, and Southwest regions. His responsibilities also include oversight of BrightView’s Golf Maintenance company. Prior to joining BrightView, he served as Senior Vice President of ABM Incorporated, a leading facility management company, from November 2017 until August 2019 and as its Vice President from November 2011 to October 2017. Mr. Marcil holds a bachelor’s degree in finance from Bentley University in Waltham, Massachusetts.

Name	Age	Principal Occupation and Other Information
Amanda Orders	42	Amanda Orders has served as Executive Vice President and Chief Human Resources Officer since November 2019. Ms. Orders is responsible for the overarching BrightView People Strategy, which includes talent acquisition, compensation, benefits management, career development, performance management, succession planning, equity administration, retention, training, and leadership and organizational development across all BrightView service lines. From December 2016 to November 2019, Ms. Orders served as our Senior Vice President, Human Resources for Maintenance Services and from April 2012 to December 2016, she served as our Vice President, Human Resources. Prior to joining BrightView, Ms. Orders held leadership positions in Human Resources at Alliance Data and the ScottsMiracle-Gro Company. Ms. Orders is a graduate of the Ohio State University’s Fisher College of Business.

PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal 2020.
Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm if it determines that such a change would be in the best interests of the Company and our stockholders.
Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.
The shares represented by your proxy will be voted for the ratification of the selection of Deloitte & Touche LLP unless you specify otherwise.
Audit and Non-Audit Fees
In connection with the audit of the fiscal 2019 financial statements, we entered into an agreement with Deloitte & Touche LLP which sets forth the terms by which Deloitte & Touche LLP would perform audit services for the Company.
The following table sets forth the aggregate fees for professional services provided by Deloitte & Touche LLP for the audit of our financial statements for the fiscal years ended September 30, 2019 and 2018, and fees billed for other services rendered by Deloitte & Touche LLP for those periods, all of which were approved by the Audit Committee.
	Fiscal Year Ended September 30, 2019	Fiscal Year Ended September 30, 2018
Fees:
Audit fees(1)	3,000,000	2,416,000
Audit Related fees(2)	—	915,000
Tax fees(3)	300,000	400,143
All other fees	—	—
Total	3,300,000	3,731,143

(1)
Audit fees consist of fees for professional services rendered for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports, and services provided by the independent auditor in connection with statutory and regulatory engagements.

(2)
Audit Related fees relate to professional services rendered in connection with the Company’s initial public offering in 2018 (the “IPO”).

(3)
Tax fees relate to professional services for tax compliance, tax advice and tax planning.

The Audit Committee of the Board considered whether providing the non-audit services included in this table was compatible with maintaining Deloitte & Touche LLP’s independence and concluded that it was.
Consistent with SEC policies regarding auditor independence and our Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee has established procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm and pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2020.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under “The Board of Directors and Certain Governance Matters —  Board Committees and Meetings — Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.
In performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2019 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Richard W. Roedel, Chair
James R. Abrahamson
Jane Okun Bomba

PROPOSAL NO. 3 — APPROVAL OF THE BRIGHTVIEW HOLDINGS, INC. AMENDED AND RESTATED 2018 OMNIBUS INCENTIVE PLAN
Our Compensation Committee has approved the Brightview Holdings, Inc. Amended and Restated 2018 Omnibus Incentive Plan (the “A&R Omnibus Incentive Plan”), subject to approval by our stockholders at the Annual Meeting. We are asking our stockholders to approve the A&R Omnibus Incentive Plan to authorize 18,650,000 shares of our common stock to be issued under the A&R Omnibus Incentive Plan (representing an increase of 7,000,000 shares over the amount currently authorized for issuance under the 2018 Omnibus Plan). In connection with its review of this proposal, the Compensation Committee considered the information described below, as well as the favorable recommendation of Pearl Meyer, the Compensation Committee’s compensation consultant.
The A&R Omnibus Incentive Plan continues what we believe are good corporate governance practices from the 2018 Omnibus Incentive Plan, such as requiring stockholder approval for any repricing of options or stock appreciation rights (“SARs”), administration by a committee composed of independent directors, “clawback” or recoupment of compensation provisions, limitations on share recycling, and specific limits on total director compensation.
By the time of the Annual Meeting, over eighteen months will have passed since the 2018 Omnibus Incentive Plan was adopted at the time of our IPO. A total of 11,650,000 shares of our common stock were initially authorized for issuance under the 2018 Omnibus Incentive Plan, with approximately 1,423,557 of such shares issued at the time of the IPO as either time or performance vesting restricted stock and associated Top-Up Options in connection with the conversion of pre-IPO equity awards. As of the date of this proxy statement, approximately 1,140,792 shares remain available for future grants under such plan (assuming the target number of shares are paid out in connection with outstanding performance awards). At current projections, based on our past grant practices and the current market value of our common stock, we expect that the number of shares available under the A&R Omnibus Incentive Plan will be sufficient to meet our needs for the next 3-4 years. If the A&R Omnibus Incentive Plan is approved by our stockholders, it will become immediately effective as of March 10, 2020 with 8,140,792 shares available for future awards, assuming no grants will be made between the date of this proxy statement and March 10, 2020. This excludes any shares that will become available again under the A&R Omnibus Incentive Plan in connection with awards (or the shares subject to such awards) that are forfeited, terminated or canceled, expire unexercised, or are withheld or tendered to satisfy the tax withholding obligations.
The ability to issue equity is fundamental to our compensation strategy. Our objective is to increase the proportion of pay that is denominated in equity in order to strengthen the alignment of management rewards with the long-term returns delivered to our stockholders. Our success is dependent, in large part, on our ability to use market relevant compensation to attract, retain and motivate the most talented professionals. Our employees, particularly our senior executives, whose equity is tied to Company and individual performance, are motivated under our current compensation packages to drive the business to maximize return over the long-term. We believe this has contributed strongly to the long-term value we have created for our stockholders. If the A&R Omnibus Incentive Plan is not approved by our stockholders, in order to remain competitive, we would likely be compelled to alter our compensation program to increase the cash-based component of such program, which we do not believe is as appropriate for our business, and which would decrease the amount of free cash flow we will have available for other purposes.
If the A&R Omnibus Incentive Plan is approved by our stockholders, awards under the A&R Omnibus Incentive Plan will be determined by the Compensation Committee in its discretion subject to applicable plan limits, and it is, therefore, not possible to predict the awards that will be made to particular officers or other employees in the future. Such awards may be granted beginning on the date of stockholder approval of the A&R Omnibus Incentive Plan and continuing through June 27, 2028, or the earlier termination of the A&R Omnibus Incentive Plan.
Description of the A&R Omnibus Incentive Plan
The following is a description of the purpose and the main features of the A&R Omnibus Incentive Plan. This description is not complete and is qualified by reference to the full text of the A&R Omnibus Incentive Plan, which is attached as Annex A to the Proxy Statement.

Purpose.   The purpose of our A&R Omnibus Incentive Plan is to provide a means through which to attract and retain key personnel and to provide a means whereby our directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in us, or be paid incentive compensation, including incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders.
Administration.   Our A&R Omnibus Incentive Plan is administered by the Compensation Committee or such other committee of our board of directors to which it has properly delegated power, or if no such committee or subcommittee exists, our board of directors (hereafter referred to as the Committee). The Committee is authorized to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in our A&R Omnibus Incentive Plan and any instrument or agreement relating to, or any award granted under, our A&R Omnibus Incentive Plan; establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee deems appropriate for the proper administration of our A&R Omnibus Incentive Plan; adopt sub-plans; and to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of our A&R Omnibus Incentive Plan. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or interdealer quotation system on which our securities are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of our A&R Omnibus Incentive Plan. Unless otherwise expressly provided in our A&R Omnibus Incentive Plan, all designations, determinations, interpretations, and other decisions under or with respect to our A&R Omnibus Incentive Plan or any award or any documents evidencing awards granted pursuant to our A&R Omnibus Incentive Plan are within the sole discretion of the Committee, may be made at any time and are final, conclusive and binding upon all persons or entities, including, without limitation, us, any participant, any holder or beneficiary of any award, and any of our stockholders. The Committee may make grants of awards to eligible persons pursuant to terms and conditions set forth in the applicable award agreement, including subjecting such awards to performance criteria listed in our A&R Omnibus Incentive Plan.
Eligibility.   Any director, officer, employee, consultant and advisor of the Company is eligible to receive an award under the A&R Omnibus Incentive Plan. The Committee may select such eligible individuals to participate in the A&R Omnibus Incentive Plan. As of September 30, 2019, approximately 22,000 employees and directors of the Company were eligible to participate in the Omnibus Incentive Plan, based on established criteria utilized by the Committee in determining awards.
Awards Subject to our A&R Omnibus Incentive Plan.   Our A&R Omnibus Incentive Plan provides that the total number of shares of common stock that may be issued under our A&R Omnibus Incentive Plan is 18,650,000 (which includes 11,650,000 shares originally available for awards under the 2018 Omnibus Incentive Plan) (the “Absolute Share Limit”). No more than the number of shares of common stock equal to the Absolute Share Limit may be issued in the aggregate pursuant to the exercise of incentive stock options. The maximum number of shares of common stock granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, may not exceed $350,000 in total value. Except for substitute awards (as described below), in the event any award expires or is cancelled, forfeited or terminated without issuance to the participant of the full number of shares to which the award related, the unissued shares of common stock may be granted again under our A&R Omnibus Incentive Plan. Awards may, in the sole discretion of the Committee, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by us or with which we combine (referred to as “substitute awards”), and such substitute awards will not be counted against the Absolute Share Limit, except that substitute awards intended to qualify as “incentive stock options” will count against the limit on incentive stock options described above. No award may be granted under our A&R Omnibus Incentive Plan after the tenth anniversary of the effective date (as defined therein), but awards granted before then may extend beyond that date.
Options.   The Committee may grant non-qualified stock options and incentive stock options, under our A&R Omnibus Incentive Plan, with terms and conditions determined by the Committee that are not inconsistent with our A&R Omnibus Incentive Plan. All stock options granted under our A&R Omnibus

Incentive Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our common stock underlying such stock options on the date such stock options are granted (other than in the case of options that are substitute awards). All stock options that are intended to qualify as incentive stock options must be granted pursuant to an award agreement expressly stating that the options are intended to qualify as incentive stock options and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Code. The maximum term for stock options granted under our A&R Omnibus Incentive Plan will be ten years from the initial date of grant, or with respect to any stock options intended to qualify as incentive stock options, such shorter period as prescribed by Section 422 of the Code. However, if a non-qualified stock option would expire at a time when trading of shares of our common stock is prohibited by our insider trading policy (or “blackout period” imposed by us), the term will automatically be extended to the 30th day following the end of such period. The purchase price for the shares as to which a stock option is exercised may be paid to us, to the extent permitted by law, (1) in cash or its equivalent at the time the stock option is exercised; (2) in shares having a fair market value equal to the aggregate exercise price for the shares being purchased and satisfying any requirements that may be imposed by the Committee (so long as such shares have been held by the participant for at least six months or such other period established by the Committee to avoid adverse accounting treatment); or (3) by such other method as the Committee may permit in its sole discretion, including, without limitation, (A) in other property having a fair market value on the date of exercise equal to the purchase price, (B) if there is a public market for the shares at such time, through the delivery of irrevocable instructions to a broker to sell the shares being acquired upon the exercise of the stock option and to deliver to us the amount of the proceeds of such sale equal to the aggregate exercise price for the shares being purchased or (C) through a “net exercise” procedure effected by withholding the minimum number of shares needed to pay the exercise price. Any fractional shares of common stock will be settled in cash.
Stock Appreciation Rights.   The Committee may grant stock appreciation rights under our A&R Omnibus Incentive Plan, with terms and conditions determined by the Committee that are not inconsistent with our A&R Omnibus Incentive Plan. The Committee may award stock appreciation rights in tandem with options or independent of any option. Generally, each stock appreciation right will entitle the participant upon exercise to an amount (in cash, shares or a combination of cash and shares, as determined by the Committee) equal to the product of  (1) the excess of  (A) the fair market value on the exercise date of one share of common stock, over (B) the strike price per share, times (2) the number of shares of common stock covered by the stock appreciation right. The strike price per share of a stock appreciation right will be determined by the Committee at the time of grant but in no event may such amount be less than 100% of the fair market value of a share of common stock on the date the stock appreciation right is granted (other than in the case of stock appreciation rights granted in substitution of previously granted awards).
Restricted Shares and Restricted Stock Units.   The Committee may grant restricted shares of our common stock or restricted stock units, representing the right to receive, upon vesting and the expiration of any applicable restricted period, one share of common stock for each restricted stock unit, or, in the sole discretion of the Committee, the cash value thereof  (or any combination thereof). As to restricted shares of our common stock, subject to the other provisions of our A&R Omnibus Incentive Plan, the holder will generally have the rights and privileges of a stockholder as to such restricted shares of common stock, including, without limitation, the right to vote such restricted shares of common stock. Participants have no rights or privileges as a stockholder with respect to restricted stock units.
Other Equity-Based Awards and Cash-Based Awards.   The Committee may grant other equity-based or cash-based awards under our A&R Omnibus Incentive Plan, with terms and conditions determined by the Committee that are not inconsistent with our A&R Omnibus Incentive Plan.
Effect of Certain Events on the A&R Omnibus Incentive Plan and Awards.   In the event of  (1) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of common stock or other securities, issuance of warrants or other rights to acquire shares of common stock or other securities, or other similar corporate transaction or event that affects the shares of common stock (including a change in control, as defined in our A&R Omnibus Incentive Plan), or

(2) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, participants (any event in (1) or (2), an “Adjustment Event”), the Committee will, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of: (A) the Absolute Share Limit, or any other limit applicable under our A&R Omnibus Incentive Plan with respect to the number of awards which may be granted thereunder, (B) the number of shares of common stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of awards or with respect to which awards may be granted under our A&R Omnibus Incentive Plan or any sub-plan and (C) the terms of any outstanding award, including, without limitation, (1) the number of shares of common stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding awards or to which outstanding awards relate, (2) the exercise price or strike price with respect to any award, or (c) any applicable performance measures; it being understood that, in the case of any “equity restructuring,” the Committee will make an equitable or proportionate adjustment to outstanding awards to reflect such equity restructuring. In connection with any change in control, the Committee may, in its sole discretion, provide for any one or more of the following: (1) a substitution or assumption of awards, or to the extent the surviving entity does not substitute or assume the awards, the acceleration of vesting of, the exercisability of, or lapse of restrictions on awards and (2) cancellation of any one or more outstanding awards and payment to the holders of such awards that are vested as of such cancellation (including any awards that would vest as a result of the occurrence of such event but for such cancellation) the value of such awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of common stock received or to be received by other holders of our common stock in such event), including, in the case of stock options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the shares of common stock subject to the option or stock appreciation right over the aggregate exercise price or strike price thereof.
Nontransferability of Awards.   Each award will not be transferable or assignable by a participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any of our subsidiaries. However, the Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transfers to a participant’s family members, any trust established solely for the benefit of a participant or such participant’s family members, any partnership or limited liability company of which a participant, or such participant and such participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.
Amendment and Termination.   Our board of directors or the Committee may amend, alter, suspend, discontinue, or terminate our A&R Omnibus Incentive Plan or any portion thereof at any time; but no such amendment, alteration, suspension, discontinuance or termination may be made without stockholder approval if  (1) such approval is necessary to comply with any regulatory requirement applicable to our A&R Omnibus Incentive Plan or for changes in GAAP to new accounting standards; (2) it would materially increase the number of securities which may be issued under our A&R Omnibus Incentive Plan (except for adjustments in connection with certain corporate events); or (3) it would materially modify the requirements for participation in our A&R Omnibus Incentive Plan; and any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not to that extent be effective without such individual’s consent. The Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively (including after a participant’s termination). However, except as otherwise permitted in our A&R Omnibus Incentive Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant with respect to such award will not to that extent be effective without such individual’s consent. In addition, without stockholder approval, except as otherwise permitted in our A&R Omnibus Incentive Plan, (1) no amendment or modification may reduce the exercise price of any option or the strike price of any stock appreciation right; (2) the Committee may not cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right (with a lower exercise price or strike price, as the case may be) or other award or cash payment that is greater than the value of the cancelled option or stock appreciation right; and (3) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted.
Dividends and Dividend Equivalents.   The Committee in its sole discretion may provide part of an award with dividends or dividend equivalents, on such terms and conditions as may be determined by the Committee in its sole discretion. Unless otherwise provided in the award agreement, any dividend payable in respect of any share of restricted stock that remains subject to vesting conditions at the time of payment of such dividend will be retained by the Company and remain subject to the same vesting conditions as the share of restricted stock to which the dividend relates.
Clawback/Repayment.   All awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (1) any clawback, forfeiture or other similar policy adopted by our board of directors or the Committee and as in effect from time to time and (2) applicable law. To the extent that a participant receives any amount in excess of the amount that the participant should otherwise have received under the terms of the award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the participant will be required to repay any such excess amount to the Company.
Awards under the A&R Omnibus Incentive Plan
No awards made under the 2018 Omnibus Incentive Plan prior to the date of the Annual Meeting were granted subject to stockholder approval. The number and types of awards that will be granted under the A&R Omnibus Incentive Plan in the future are not determinable, as the Compensation Committee will make these determinations in its sole discretion. The following table sets forth the outstanding equity awards issued under the Omnibus Incentive Plan that have been received as of January 13, 2020 by the named executive officers, each director nominee and the specified groups set forth below. On January 13, 2020, the closing price of our common stock, as reported on the NYSE, was $17.09.
Name and Principal Position	Number of Securities Underlying Stock Options(1)	Number of Securities Underlying Restricted Stock Units(1)	Total
Andrew V. Masterman	1,774,129	193,264	1,967,393
John A. Feenan	659,814	58,960	718,774
Jeffery R. Herold	314,023	41,783	355,806
Thomas C. Donnelly	293,699	40,059	333,758
Jonathan M. Gottsegen	347,929	47,449	395,378
James R. Abrahamson	—	12,869	12,869
Jane Okun Bomba	—	8,124	8,124
Shamit Grover	—	—	—
Paul E. Raether	—	—	—
Richard W. Roedel	—	9,634	9,634
Mara Swan	—	8,124	8,124
Joshua T. Weisenbeck	—	—	—
All executive officers as a group (8 persons)	3,760,662	490,506	4,251,168
All non-executive directors as a group (7 persons)	—	38,751	—
Each associate of the above-mentioned directors or executive officers	—	—	—
Each other person who received or is to receive 5% of such equity awards	—	—	—
All employees (other than executive officers) as a group	3,505,154	250,362	3,755,516

(1)
Amounts shown include options and restricted stock units (“RSUs”). The number of shares to be issued in respect of performance-vesting options and RSUs has been calculated based on the assumption that the target level of performance will be achieved. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for additional details on the performance-vesting awards.

Registration with the SEC
If the A&R Omnibus Incentive Plan described in this Proposal No. 3 is approved by stockholders, the Company will file a Registration Statement on Form S-8 with the SEC with respect to the additional shares of the Company’s common stock authorized for issuance pursuant to the A&R Omnibus Incentive Plan as soon as reasonably practicable following stockholder approval.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE BRIGHTVIEW HOLDINGS, INC. AMENDED AND RESTATED 2018 OMNIBUS INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth, as of September 30, 2019, certain information related to our compensation plans under which shares of our common stock may be issued.
	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted- average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans(3)
Equity compensation plans approved by stockholders:
2018 Omnibus Incentive Plan	6,614,620	$20.48	2,528,375
2018 Employee Stock Purchase Plan	—	N/A	1,100,000

(1)
Relates to 4,071,050 shares of our common stock issuable upon the exercise of time-vesting stock options, 2,408,450 shares of our common stock issuable upon the exercise of performance-vesting stock options and 135,120 shares of our common stock issuable upon the vesting of time-vesting RSUs awarded under our 2018 Omnibus Incentive Plan. The number of shares to be issued in respect of performance-vesting awards has been calculated based on the assumption that the target level of performance applicable to such awards will be achieved.

(2)
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and do not reflect the shares that will be issued upon the vesting of outstanding RSUs, which have no exercise price.

(3)
Relates to additional shares reserved for future awards under our 2018 Omnibus Incentive Plan and our 2018 Employee Stock Purchase Plan, as applicable.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and in the Company’s proxy statement on Schedule 14A for the 2020 Annual Meeting of Stockholders.
Submitted by the Compensation Committee of the Board of Directors:
Joshua T. Weisenbeck, Chair
Paul E. Raether
Mara Swan

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
The primary directive of our executive compensation program is to have a pay-for-performance framework that attracts, engages and retains individuals with the qualifications to lead an organization that is focused on achieving our financial goals and increasing stockholder value.
This section contains a discussion of the material elements of compensation awarded to, earned by or paid to our named executive officers (“NEOs”), which include our CEO, our CFO and each of our three other most highly compensated executive officers who served in such capacities for the fiscal year ended September 30, 2019. Our NEOs for fiscal 2019 were:
•
Andrew Masterman, our President and CEO;

•
John Feenan, our Executive Vice President, CFO;

•
Jonathan Gottsegen, our Executive Vice President, Chief Legal Officer and Corporate Secretary;

•
Jeff Herold, our President of Maintenance Services, Seasonal Division and Chief Operating Officer for Maintenance Services; and

•
Tom Donnelly, our President, Development Services.

Executive Summary
2019 Business Highlights
BrightView management continued to execute strategies in 2019 to further strengthen and grow our business through our first full year as a publicly-traded company. The year had its challenges, but the executive management team was unwavering in pursuing its primary goal of supporting the long-term valuation creation for our stockholders. The Company’s long-term fundamentals continue to be strong and key strategic initiatives (highlighted below) pose us for future growth. Our year-over-year achievements are highlighted below:
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Total Revenue of  $2.4 billion, 2.2% increase over prior year

•
Total Adjusted EBITDA of  $305.1 million, 1.7% increase over prior year

•
Improving cash position, Net CapEx / Revenue of 3.5% vs. 2.2% at FY2018

•
Strategic investments in improving customer relationship building through increased deployment of technology and high-touch relationship building

•
Operational initiatives such as implementation of Electronic Time Capture (ETC) and CRM software

•
Recruitment and retention of Business Developers to develop and enhance customer relationships

•
Extension of acquisition strategy resulting in 16 acquisitions since 2017 and $260 million of revenue (2017 – 2019)

2019 Stockholder Engagement and “Say on Pay” Results
We value our stockholders’ perspectives on our business and each year proactively interact with investors through numerous engagement activities. In 2019, these included our annual stockholder meeting, quarterly earnings calls, and various investor conferences and meetings.
At our annual meeting of stockholders in March 2019, we voted on an advisory resolution to approve the compensation of our NEOs (“say-on-pay”). The compensation of our NEOs reported in our 2019 proxy statement was approved by approximately 84% of the votes cast. Although we believe this result affirms our stockholders’ support of our approach to executive compensation, members of BrightView’s management team directly engaged with stockholders following our annual meeting to explore any concerns. During these meetings we noted that several compensation decisions made in fiscal 2018 were IPO-related one-time events and not consistent with how plans will be administered on a go-forward basis. Additionally, we also made the following changes:
•
No adjustments to in-cycle performance awards and no discretionary adjustments of formulaic incentive payouts despite achievement below target levels.

•
Established a formal Nominating and Corporate Governance Committee

•
Established a fully-independent Audit Committee

•
Increased Board diversity

BrightView and the Compensation Committee continue to be committed to improvement of our programs and will thoughtfully consider the outcome of our say-on-pay votes when making future compensation decisions for our NEOs.
Summary of Our Executive Compensation Practices
What We Do	What We Don’t Do
✓ Emphasis on long-term equity compensation with total “at-risk” pay constituting 81% of CEO’s total compensation and 66% for other NEOs, on average	× Compensation programs do not create undue risk
✓ Industry leading stock ownership guidelines for executives and non-employee directors supported by net share retention requirements	× No re-pricing or cash buyout of underwater stock options without stockholder approval
✓ 100% financial metric-based annual bonus program with challenging performance goals and capped payout opportunities	× No significant/special perquisites or tax gross-ups
✓ Appropriate selection of size and industry-appropriate peers	× No market timing with granting of equity awards
✓ Anti-hedging/pledging policy for executives	× No discretionary adjustments to formulaic incentive award payouts
✓ Engage an independent compensation consultant
Executive Compensation Objectives and Philosophy
At BrightView, we align executive compensation with business results and stockholder interests. In this spirit, we offer a competitive compensation program that allows our NEOs to share in the Company’s financial success when they deliver performance that helps achieve short and long-term corporate goals and increases in stockholder value. On an overall basis, target total compensation for our NEOs is calibrated to the market median of our peer group (as defined below) and size-appropriate general industry survey data. Certain executives may be above or below market median depending on their individual experience level and the value of their role to the organization. In addition, the majority of compensation for all NEOs is in the form of variable compensation and therefore earned compensation can be above or below target depending on Company and individual performance.
Delivering on our strategic goals and creating value for stockholders require a strong focus on attracting, engaging and retaining a talented senior management team. To that end, we deliver executive compensation through a combination of the following components:
•
Base salary — Provides a fixed level of compensation to our NEOs and recognizes the NEO’s leadership role;

•
Annual bonus opportunity — Ties pay to Company performance for the fiscal year;

•
Long-term equity compensation — Aligns compensation with the creation of equity value and achievement of long-term business and strategic goals;

•
Benefits and perquisites — Broad-based employee benefits are intended to attract and retain employees while providing them with retirement and health and welfare security and limited perquisites, including life insurance and reimbursement for relocation and travel expenses; and

•
Severance and other benefits payable upon qualifying terminations of employment or a change of control — Encourages the continued attention and dedication of our NEOs and provides reasonable individual security to enable our NEOs to focus on our best interests, particularly when considering strategic alternatives.

Consistent with prior practice, we do not intend to adhere to rigid formulas or react to short-term changes in business performance in determining the amount and mix of compensation elements. However, the core principle of our compensation philosophy is that pay is aligned with performance.
Compensation Determination Process
Role of the Compensation Committee and Management
Our Compensation Committee is responsible for determining the compensation of our CEO and reviewing and approving compensation of other executive officers. Our CEO works closely with the Compensation Committee in managing our executive compensation program and attends meetings of the Compensation Committee. Because of his daily involvement with the executive team, our CEO makes recommendations to the Compensation Committee regarding compensation for the executive officers other than himself. Our CEO does not participate in discussions with the Compensation Committee regarding his own compensation.
Role of the Compensation Consultant
The Compensation Committee has engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent compensation consulting firm, to assist it in evaluating the elements and levels of our executive compensation for our executive officers and directors. For fiscal 2019, Pearl Meyer provided guidance with respect to, among other items, the adoption of stock ownership guidelines, our post-IPO compensation program design for both NEOs and non-employee directors, and review of our peer group. In connection with this appointment, in fiscal 2019, the Compensation Committee assessed Pearl Meyer’s independence and determined that Pearl Meyer is independent and that there are no conflicts of interest raised by the work performed by Pearl Meyer.
In 2018, for fiscal 2019 compensation decisions, Pearl Meyer developed a peer group of eleven companies (median revenue approximating $2 billion vs. Brightview’s $2.4 billion), which consisted of the following companies:
ABM Industries Incorporated	FirstService Corporation	ServiceMaster Global Holdings, Inc.
Clean Harbors, Inc.	Healthcare Services Group, Inc.	Stericycle, Inc.
Comfort Systems USA, Inc.	MYR Group Inc.	UniFirst Corporation
Dycom Industries, Inc.	Rollins, Inc.
In 2019, for fiscal 2020 compensation decisions, Pearl Meyer assisted the Company in developing a new peer group of twelve companies (the “2020 Peer Group’’). Adjustments were made to both expand the peer group (11 to 12 companies) and to better align on industry, size and business model (MYR Group was removed and MasTec and SiteOne Landscape Supply were added). The 2020 Peer Group consists of the following companies (median revenue approximating $2.2 billion vs. Brightview’s $2.4 billion with companies ranging in size between .75x and 3x Brightview’s revenue):
ABM Industries Incorporated	FirstService Corporation	ServiceMaster Global Holdings, Inc.
Clean Harbors, Inc.	Healthcare Services Group, Inc.	SiteOne Landscape Supply, Inc.
Comfort Systems USA, Inc.	MasTec, Inc	Stericycle, Inc.
Dycom Industries, Inc.	Rollins, Inc.	UniFirst Corporation

The 2020 Peer Group companies were selected to represent companies in the environmental and facilities services, construction and engineering, diversified support services and specialized consumer services industries that are within an appropriate size range as compared to BrightView.
Employment Agreements
Each of our NEOs is party to an employment agreement with us which sets forth standard terms summarizing annual base salary, bonus and benefits. For additional information regarding our employment agreements, see “Summary Compensation Table — Employment Agreements” below.
Executive Compensation Program Elements
Base Salaries
Base salary compensates our executives for performing the requirements of their positions and provides them with a level of cash income predictability and stability with respect to a portion of their total compensation. The Compensation Committee believes that base salaries for executives should reflect competitive levels of pay and factors unique to each executive such as experience and breadth of responsibilities, performance, individual skill set, time in the role, pay relative to peers within the Company, and base pay in previous roles outside of the Company. Base salaries may be adjusted at times to deal with competitive pressures or changes in job responsibilities.
The following table reflects the annual base salaries of our NEOs as of September 30, 2019.
Named Executive Officer	Base Salary as of September 30, 2019
Andrew Masterman	$850,000
John Feenan	$650,000
Jonathan Gottsegen	$540,000
Jeff Herold	$485,000
Tom Donnelly	$465,000
None of our NEOs received a base salary increase during fiscal 2019, nor were any adopted for fiscal 2020.
Annual Bonus Opportunities
Fiscal 2019 Annual Bonus Plan
In order to motivate our NEOs to achieve short-term performance goals and tie a portion of their annual compensation to actual performance, each NEO is eligible for an annual bonus award under our bonus plan based on the achievement of our financial growth objectives.
A target annual bonus, expressed as a percentage of an NEO’s base salary in effect at the end of the applicable performance period, is established within the NEOs’ employment agreements and may be adjusted from time to time by the Compensation Committee in connection with an NEO’s promotion or performance.
The target bonus percentages under the fiscal 2019 bonus plan for our NEOs were as follows:
Named Executive Officer	2019 Target Bonus (Expressed as a Percentage of Base Salary)
Andrew Masterman	100%
John Feenan	75%
Jonathan Gottsegen	60%
Jeff Herold	75%
Tom Donnelly	75%

For our NEOs, 100% of the bonus payout is tied to our financial performance relative to the budget for fiscal 2019 as measured by (i) Adjusted EBITDA defined for purposes of our 2019 bonus plan as net income (loss) before interest, taxes, depreciation and amortization, as further adjusted to exclude certain non-cash, non-recurring and other adjustment items and (ii) Free Cash Flow defined for purposes of our 2019 bonus plan as cash flows from operating activities less capital expenditures, net of proceeds from the sale of property and equipment as further adjusted to exclude certain non-recurring and other adjustment items. We use Adjusted EBITDA and Free Cash Flow as measures of financial performance because we believe that they provide reliable indicators of our strategic growth and the strength of our cash flow and overall financial results.
The actual amounts paid to our NEOs under the 2019 bonus plan were calculated by multiplying each such NEO’s target bonus by a weighted achievement factor determined by the sum of  (1) the applicable EBITDA achievement factor (70% multiplied by the applicable EBITDA payout percentage) and (2) the applicable Free Cash Flow achievement factor (30% multiplied by the applicable Free Cash Flow payout percentage).
The applicable EBITDA and Free Cash Flow achievement factors were determined by calculating the Company’s actual achievement against the applicable EBITDA performance target or Free Cash Flow performance target based on the pre-established scales set forth below:
EBITDA Performance Target
	Level of Achievement Against Budget (In Dollars)	Level of Achievement Against Budget (as a Percentage of Target)	Payout Percentage
Threshold	$300 million	92.9%	50%
Target	$323 million	100%	100%
Maximum	$355 million	110%	200%
With respect to the EBITDA target, (i) for each additional 1% of performance achieved between the specified threshold and target levels, there is an incremental 5% increase in the payout percentage and (ii) for each additional 1% of performance achieved between the specified target level of performance and the maximum level of performance, there is an incremental 10% increase in the payout percentage, up to a maximum payout percentage of 200%.
Free Cash Flow Performance Target
	Level of Achievement Against Budget (In Dollars)	Level of Achievement Against Budget (as a Percentage of Target)	Payout Percentage
Threshold	$135 million	90%	50%
Target	$150 million	100%	100%
Maximum	$195 million	130%	200%
With respect to the Free Cash Flow target, (i) for each additional 1% of performance achieved between the specified threshold and target levels, there is an incremental 5% increase in the payout percentage and (ii) for each additional 3% of performance achieved between the specified target level of performance and the maximum level of performance, there is an incremental 10% increase in the payout percentage, up to the maximum payout percentage of 200%.
Based on the pre-established scales set forth above, no annual bonus award would have been paid to our NEOs unless our actual performance for fiscal 2019 was at or above 92.9% of the applicable EBITDA target or at or above 90% of the applicable Free Cash Flow target. In addition, (i) if EBITDA achieved was less than $311 million, total payout would not exceed 100% of target, irrespective of Free Cash Flow achievement and (ii) Maintenance Land EBITDA, defined as Maintenance Services Segment EBITDA excluding impact of snowfall and associated snow removal services must exhibit year-over-year organic growth in order for the bonus payout to be greater than 50% of target. While there are no individual goals for purposes of the 2019 bonuses, a bonus payment may be adjusted upward or downward for performance-related reasons by the Compensation Committee in its discretion.
For the fiscal 2019 annual bonus plan, the actual level of EBITDA achieved was $302 million (or 93.6% of budgeted EBITDA), which resulted in a payout percentage of 55% and a weighted achievement factor of 38.5% when combined with the achieved Free Cash Flow payout percentage of 0% as the threshold level of free cash flow was not attained.
Following a year of below target performance achievement and consistent with our focus on long-term pay-for-performance alignment, the Compensation Committee decided to increase focus on future value creation by delivering fiscal 2019 bonuses 70% in cash and 30% in time-vested restricted stock (vested over two years). As a partial offset to the inherent risk in paying earned compensation in time-vested restricted shares, a 20% premium was applied to only the equity portion of the bonus payout.
The following table illustrates the calculation of the bonuses payable to our NEOs under the 2019 bonus plan in light of these performance results.
Name	2019 Base Salary	2019 Target Bonus %	Target Bonus Amount	EBITDA Payout Percentage	Free Cash Flow Payout Percentage	Weighted Achievement Factor	Actual Bonus Earned	Amount Paid in Cash	Amount Paid in Equity	Amount of Equity Premium	Total Bonus Paid in Cash and Shares
Andrew Masterman	$850,000	100%	$850,000	93.6%	0%	38.5%	$327,250	$229,075	$98,175	$19,635	$346,885
John Feenan	$650,000	75%	$487,500	93.6%	0%	38.5%	$187,688	$131,381	$56,306	$11,261	$198,948
Jonathan Gottsegen	$540,000	60%	$324,000	93.6%	0%	38.5%	$124,740	$87,318	$37,422	$7,484	$132,224
Jeff Herold	$485,000	75%	$363,750	93.6%	0%	38.5%	$140,044	$98,031	$42,013	$8,403	$148,447
Tom Donnelly	$465,000	75%	$348,750	93.6%	0%	38.5%	$134,269	$93,988	$40,281	$8,056	$142,325
Fiscal 2020 Annual Bonus Plan
For fiscal 2020, the Compensation Committee increased the annual bonus award targets for Messrs. Masterman and Gottsegen from 100% to 110% and 60% to 65% of base salary, respectively. Other than the foregoing, the Compensation Committee did not adopt significant changes to the Company’s bonus program structure to ensure a relative level of year-over-year consistency. The program will continue to be 100% based on financial performance with 70% weighted toward Adjusted EBITDA performance and 30% weighted toward Free Cash Flow. Maximum potential payout will continue to be at 200% of target bonus opportunity. In addition, it is the Committee’s expectation that the fiscal 2020 bonus payout will be delivered using a similar mix of cash and equity as the fiscal 2019 bonus payout.
Long-Term Equity Incentive Awards
We believe that successful performance over the long term is aided by the use of equity-based awards which create an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business. Equity-based awards also allow for a portion of our executive compensation to be “at-risk” and directly tied to the performance of our business. During fiscal 2019, the Compensation Committee adopted a long-term equity structure that annually awards NEOs market-based equity opportunity in the form of 50% time-vesting stock options and 50% time-vesting restricted stock. In anticipation of fiscal 2020 equity grants, the Compensation Committee did consider introducing performance-vested equity as part of the annual equity program, but ultimately decided not to given our tenure as a publicly-traded company, the volatility of our stock and that it was not yet a majority practice amongst BrightView’s compensation peers. As part of the Committee’s annual review of compensation, the appropriateness of including performance-vested equity will continue to be monitored.
For fiscal 2020, the Compensation Committee approved the annual award of RSUs instead of restricted stock; accordingly, beginning in fiscal 2020, our long-term equity structure annually awards NEOs market-based equity opportunity in the form of 50% time-vesting stock options and 50% time-vesting RSUs.

Fiscal 2019 Grants
On November 28, 2018, the Compensation Committee granted time-vesting stock options and time-vesting restricted stock to each of our NEOs as follows:
Name	2019 Long-Term Incentive Value	Long-Term Incentive as a Percentage of Base Salary	Time-Vesting Stock Options (#)	Time-Vesting Restricted Stock (#)
Andrew Masterman	$2,772,230	324%	236,490	101,920
John Feenan	$786,287	120%	67,070	28,910
Jonathan Gottsegen	$653,123	120%	55,720	24,010
Jeff Herold	$581,921	120%	21,570	50,040
Tom Donnelly	$557,938	120%	47,980	20,680
The amount of the equity-based awards granted to an NEO was determined by taking into consideration each NEO’s total direct compensation and alignment to a market median total compensation philosophy for our NEO population..
In order to account for the amount of outstanding equity scheduled to vest through fiscal 2021, the Compensation Committee determined that for Messrs. Masterman, Feenan and Gottsegen, the time-vesting stock options and restricted stock will vest 10%, 20%, 30% and 40%, respectively, on each of the first four anniversaries of the grant date. For Messrs. Herold and Donnelly, the time-vesting stock options and restricted stock will vest 25% on each of the first four anniversaries of the date of grant.
For specific vesting terms of our equity awards and a description of equity awards made prior to fiscal 2019, see “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Terms of Equity Awards”.
Vesting of Restricted Stock and Options Based on Fiscal 2019 Performance
As discussed below under “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Terms of Equity Awards — Pre-IPO Class B Units and Converted Restricted Stock”, prior to our IPO, long-term equity incentive awards were granted to our NEOs in the form of Class B Units, which were 50% time-vesting and 50% performance-vesting. In connection with the IPO, all outstanding unvested Class B Units, were converted into shares of restricted stock granted under our 2018 Omnibus Incentive Plan. In addition, upon the effectiveness of the IPO, we were required under the terms of the Second Amended and Restated Limited Partnership Agreement (the “Parent Limited Partnership Agreement”) with BrightView Parent L.P. (“Parent L.P.”) to grant to each holder of Class B Units, including each of our NEOs, nonqualified options to purchase shares of our common stock (the “Top-Up Options”). The Top-Up Options were granted pursuant to our 2018 Omnibus Incentive Plan and have the same vesting terms and conditions as the Class B Units to which they correspond (i.e., 50% time-vesting and 50% performance-vesting), and were vested and unvested in the same proportion as the corresponding grant of Class B Units was vested and unvested immediately prior to the IPO.
With respect to the converted performance-vesting restricted stock and performance-vesting Top-Up Options first scheduled to vest in fiscal 2019, the annual adjusted EBITDA target for fiscal 2019 was $336 million. For equity vesting in fiscal 2019, achievement of 95% of the adjusted EBITDA target would result in a 50% target payout and achievement between 95% to 100% of the adjusted EBITDA target would result in an interpolated percentage of target payout. For fiscal 2019, our actual adjusted EBITDA was $305 million. Accordingly, none of the converted performance-vesting restricted stock and performance-vesting Top-Up Options first scheduled to vest in fiscal 2019 vested. Adjusted EBITDA for purposes of our performance-vesting awards is defined as set forth in our Annual Report on Form 10-K for the fiscal year ending September 30, 2019 (the “2019 Annual Report”).
As previously disclosed, in November 2018, the Compensation Committee amended all converted performance-vesting restricted stock and performance-vesting Top-Up Options that were first eligible to vest with respect to fiscal 2018 so that they vested with respect to 80% of such shares of restricted stock and options on September 30, 2018. The remaining 20% were eligible to vest in fiscal 2019 if the cumulative adjusted EBITDA goal for fiscal 2019 was achieved. The cumulative adjusted EBITDA goal for fiscal 2019 was $642 million and our actual cumulative adjusted EBITDA was $605 million. Accordingly, none of the remaining converted performance-vesting restricted stock and performance-vesting Top-Up Options that were first eligible to vest in fiscal 2018 vested in fiscal 2019.
Benefits and Perquisites
While our compensation philosophy is to focus on performance-based forms of compensation while providing only minimal executive benefits and perquisites, we provide to all of our employees, including our NEOs, broad-based employee benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security, which include:
•
participation in our tax-qualified 401(k) defined contribution pension plan; and

•
medical, dental, vision, life and disability insurance coverage, and dependent care flexible spending accounts and health savings and health reimbursement accounts.

In accordance with his employment agreement, Mr. Gottsegen, in lieu of relocation expenses, is eligible for reimbursement for business expenses associated with travel to and from the Company’s headquarters.
In addition to current and long-term incentive compensation, we provide retirement benefits to the NEOs. The amount of retirement benefits provided are designed to attract and retain highly qualified executives. On January 1, 2018, the NEOs became eligible to participate in the Company’s tax-qualified 401(k) defined contribution pension plan and are eligible to receive the same level of matching Company 401(k) contributions as all our employees under this plan. Prior to January 1, 2018, the NEOs and certain other senior employees were not eligible to participate in the 401(k) plan and therefore were only eligible to defer salary or bonus under the Executive Savings Plan (the “ESP”) (and to receive matching contributions from the Company on salary (but not bonus) deferrals under the ESP). Commencing in 2018, no further matching contributions were made under the ESP. We do not have a defined benefit plan for any of our executive officers. For more information regarding the ESP, see “Non-Qualified Deferred Compensation —  Fiscal 2019 Non-Qualified Deferred Compensation Plan — Executive Savings Plan.”
Severance and Change of Control Benefits
We do not have a formal severance policy. However, we do provide severance benefits to our NEOs in order to offer competitive total compensation packages and be competitive in our executive attraction and retention efforts. The NEOs’ employment agreements provide for severance payments and benefits upon a qualifying termination of employment (“Qualifying Termination”), which is a termination by the Company without cause or a resignation by the executive for good reason. See “Potential Payments to Named Executive Officers Upon Termination or Change of Control,” which describes the payments to which each of the NEOs may be entitled under their respective employment agreements.
In addition, our equity awards provide for accelerated vesting and our bonus plan provides for a prorated bonus, in each case upon certain termination events and as more fully described below under “Potential Payments to Named Executive Officers Upon Termination of Employment or Change of Control.”
Stock Ownership and Retention Policy
To align the interests of management with those of our stockholders, the Compensation Committee concluded that certain of our executives (the “Covered Executives”) should have a significant financial stake in the Company’s stock. To further that goal, we adopted stock ownership guidelines in fiscal 2019. The Covered Executives are required to hold a specific level of equity ownership as outlined below:
•
CEO: 6x base salary

•
Other NEOs: 3x base salary

•
Other Executives: 1x to 3x base salary

Until the applicable ownership level is achieved, Covered Executives must retain 100% of net shares granted to them. Once the ownership guideline is achieved, the CEO must retain 30% of net shares granted him, but other Covered Executives do not have an additional holding requirement beyond what is required to maintain applicable ownership guidelines.
The shares counted toward these ownership requirements include shares owned outright and vested in-the-money stock options. The retention requirement applies to prior and future grants.
Hedging and Pledging
Our Insider Trading and Selective Disclosure Policy prohibits directors and employees from hedging transactions involving our stock, including, but not limited to, through the use of financial instruments such as puts, calls, and other derivative instruments, or through the establishment of a short position in our securities. In addition, our Insider Trading and Selective Disclosure Policy requires directors and executive officers to notify the Company’s Chief Legal Officer prior to pledging Company securities.
Tax Deductibility and Accounting Implications
As a general matter, the Compensation Committee always takes into account the various tax and accounting implications of compensation. When determining amounts of equity grants to executives and employees, the Compensation Committee also examines the accounting cost associated with the grants.
In general, Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to the executives designated in Code Section 162(m), including, but not limited to, its chief executive officer, chief financial officer, and the next three highly compensated executives of such corporation whose compensation is required to be disclosed in its proxy statement. As a new public company, we expect to be able to claim the benefit of a special exemption rule that applies to compensation paid (or compensation in respect of certain equity awards granted) during a specified transition period following our initial public offering. This transition period was previously anticipated to potentially extend until our first annual stockholders meeting that occurs in 2022 pursuant to regulations under Code Section 162(m). However, the 2017 Tax Act amended Code Section 162(m) in several respects, including the elimination of the “performance-based compensation” exception under Code Section 162(m) for tax years beginning after December 31, 2017. Pending further guidance under Code Section 162(m), it is unclear whether the post-IPO transition period exception under Code Section 162(m) will continue to apply to us for compensation paid or awards granted in 2018 or beyond. We expect that the Compensation Committee will take the deductibility limitations of Code Section 162(m) into account in its compensation decisions; however, the Compensation Committee expects to authorize compensation payments in excess of the Code Section 162(m) deductibility limitations when it believes that such payments are appropriate to attract or retain talent.

Summary Compensation Table
The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our NEOs for services rendered to us during fiscal 2019.
Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Andrew Masterman President and CEO	2019	850,000	—	1,374,901	1,397,330	229,075	—	11,588	3,862,893
	2018	850,000	—	148,750	9,929,451	1,101,004	—	11,000	10,938,201
	2017	635,753	—	—	—	883,697	—	6,750	1,526,200
John Feenan Executive Vice President, CFO	2019	650,000	—	389,996	396.291	131,381	—	11,450	1,579,118
	2018	650,000	—	148,750	3,943,279	631,458	—	11,000	4,742,029
	2017	486,164	—	—	—	506,826	—	143,552	1,136,542
Jonathan Gottsegen Executive Vice President, Chief Legal Officer and Corporate Secretary	2019	540,000	—	323,895	329,228	87,318	—	33,415	1,313,856
	2018	540,000	—	—	1,816,125	419,677	—	30,321	2,356,125
	2017	403,890	—	—	—	336,845	—	11,484	752,219
Jeffrey Herold President, Landscape Management	2019	485,000	—	290,979	290,942	98,031	—	11,336	1,176,288
	2018	485,000	—	—	1,671,155	471,165	—	11,000	2,156,155
	2017	344,671	—	—	—	378,171	—	6,750	729,592
Thomas Donnelly President, Landscape Development	2019	465,000	—	278,973	278,965	93,988	—	11,358	1,128,284
	2018	465,000	—	—	1,346,598	451,736	—	2,146	1,811,598
	2017	347,795	—	—	—	362,576	—	—	710,371

(1)
On January 31, 2018, the Board approved a change in the Company’s fiscal year end from December 31 to September 30, beginning with September 30, 2017. Compensation and benefit totals for fiscal 2017 herein reflect nine months ended September 30, 2017.

(2)
Amounts reported in this column reflect the aggregate grant date fair value of restricted stock awards granted on November 28, 2019 to each of our NEOs, calculated in accordance with FASB ASC Topic 718 (“ASC 718”), using the assumptions discussed in Note 14 “Equity-Based Compensation” to our audited consolidated financial statements contained in our 2019 Annual Report. As described in “Compensation Discussion and Analysis — Long-Term Equity Incentive Awards”, in November 2018, the Compensation Committee amended all converted performance-vesting restricted stock and performance-vesting Top-Up Options that were first eligible to vest with respect to fiscal 2018 so that they vested with respect to 80% of such shares of restricted stock and options on September 30, 2018. The remaining 20% were eligible to vest in fiscal 2019 if the cumulative adjusted EBITDA goal for that fiscal year was achieved. These modifications did not result in incremental compensation cost, or incremental fair value, under ASC 718.

(3)
Amounts reported in this column reflect the grant date fair value of options granted to each of our NEOs in fiscal 2019, as discussed in “Compensation Discussion and Analysis — Executive Compensation Program Elements — Long-Term Equity Incentive Awards.” The grant date fair values were computed in accordance with ASC 718 using a Black-Scholes valuation model. For information regarding the assumptions used in determining the value of these awards, please refer to Note 14 “Equity-Based Compensation” to our audited consolidated financial statements contained in the 2019 Annual Report. See footnote 2 for a discussion of modifications to performance-vesting Top-Up

Options in fiscal 2019. These modifications did not result in incremental compensation cost, or incremental fair value, under ASC 718.
(4)
Amounts shown for 2019 reflect the cash portion of the payout under the 2019 bonus plan for each of our NEOs. For 2019, 70% of each NEO’s annual bonus earned was paid in cash and 30% was paid in equity. In addition, each NEO received a 20% premium on the equity portion of the bonus payout. The equity portion was granted in the form of RSUs that are only forfeitable upon a termination for cause or a violation of restrictive covenants and will be settled in shares 50% on the first anniversary and 50% on the second anniversary of the payment date for the cash portion of the bonus. and will be reflected in the fiscal 2020 Summary Compensation Table under the Stock Awards column. The total value of the bonus paid in cash and equity for each of our NEOs was: Mr. Masterman ($346,885); Mr. Feenan ($198,948); Mr. Gottsegen ($132,224); Mr. Herold ($148,447) and Mr. Donnelly ($142,325). For a description of the terms of the 2019 bonus plan, see “Compensation Discussion and Analysis —  Executive Compensation Program Elements — Annual Bonus Opportunities — 2019 Annual Bonus Plan.”

(5)
All Other Compensation for 2019 reflects the following:

(a)
as to Messrs. Masterman, Feenan, Herold and Donnelly, matching contributions under the Company’s 401(k) plan; and

(b)
as to Mr. Gottsegen, a matching contribution of  $11,415 under the Company’s 401(k) plan and reimbursement for business expenses associated with travel to and from the Company’s headquarters in accordance with his employment agreement of  $22,000.

Grants of Plan-Based Awards in Fiscal 2019
Name	Award Type	Grant Date(2)	Comp- ensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew Masterman	2019 Annual Bonus	—	—	127,500	850.000	1,700,000	—	—	—	—	—	—	—
	Time-vesting restricted stock awards	11/28/18	11/14/18	—	—	—	—	—	—	101,920	—	—	1,374,901
	Time-vesting stock options	11/28/18	11/14/18	—	—	—	—	—	—	—	236,490	13.49	1,397,330
	Modified Awards:
	Converted performance- vesting restricted stock	11/14/18	11/14/18	—	—	—	—	33,486(6)	—	—	—	—	—
		11/14/18	11/14/18	—	—	—	—	8,372(7)	—	—	—	—	—
	Performance- vesting Top-Up Options	11/14/18	11/14/18	—	—	—	—	107,637(6)	—	—	—	—	—
		11/14/18	11/14/18	—	—	—	—	26,909(7)	—	—	—	—	—
John Feenan	2019 Annual Bonus	—	—	73,125	487,500	975,000	—	—	—	—	—	—	—
	Time-vesting restricted stock awards	11/28/18	11/14/18	—	—	—	—	—	—	28,910	—	—	389,996
	Time-vesting stock options	11/28/18	11/14/18	—	—	—	—	—	—	—	67,070	13.49	396,291
	Modified Awards:
	Converted performance- vesting restricted stock	11/14/18	11/14/18	—	—	—	—	12,158(6)	—	—	—	—	—
		11/14/18	11/14/18	—	—	—	—	3,040(7)	—	—	—	—	—
	Performance- vesting Top-Up Options	11/14/18	11/14/18	—	—	—	—	40,106(6)	—	—	—	—	—
		11/14/18	11/14/18	—	—	—	—	10,027(7)	—	—	—	—	—
Jonathan Gottsegen	2019 Annual Bonus	—	—	48,600	324,000	648,000	—	—	—	—	—	—	—
	Time-vesting restricted stock awards	11/28/18	11/14/18	—	—	—	—	—	—	24,010	—	—	323,895
	Time-vesting stock options	11/28/18	11/14/18	—	—	—	—	—	—	—	55,720	13.49	329,228
	Modified Awards:
	Converted performance- vesting restricted stock	11/14/18	11/14/18	—	—	—	—	5,106(6)	—	—	—	—	—
		11/14/18	11/14/18	—	—	—	—	1,277(7)	—	—	—	—	—
	Performance- vesting Top-Up Options	11/14/18	11/14/18	—	—	—	—	16,168(6)	—	—	—	—	—
		11/14/18	11/14/18	—	—	—	—	4,042(7)	—	—	—	—	—

Name	Award Type	Grant Date(2)	Comp- ensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeff Herold	2019 Annual Bonus	—	—	54,563	363,750	727,500	—	—	—	—	—	—	—
	Time-vesting restricted stock awards	11/28/18	11/14/18	—	—	—	—	—	—	21,570	—	—	290,979
	Time-vesting stock options	11/28/18	11/14/18	—	—	—	—	—	—	—	50,040	13.49	290,942
	Modified Awards:
	Converted performance- vesting restricted stock	11/14/18	11/14/18	—	—	—	—	9,767(6)	—	—	—	—	—
		11/14/18	11/14/18	—	—	—	—	2,442(7)	—	—	—	—	—
	Performance- vesting Top-Up Options	11/14/18	11/14/18	—	—	—	—	11,078(6)	—	—	—	—	—
		11/14/18	11/14/18	—	—	—	—	2,770(7)	—	—	—	—	—
Tom Donnelly	2019 Annual Bonus	—	—	52,313	348,750	697,500	—	—	—	—	—	—	—
	Time-vesting restricted stock awards	11/28/18	11/14/18	—	—	—	—	—	—	20,680	—	—	278,973
	Time-vesting stock options	11/28/18	11/14/18	—	—	—	—	—	—	—	47,980	13.49	278,965
	Modified Awards:
	Converted performance- vesting restricted stock	11/14/18	11/14/18	—	—	—	—	8,292(6)	—	—	—	—	—
		11/14/18	11/14/18	—	—	—	—	2,073(7)	—	—	—	—	—
	Performance- vesting Top-Up Options	11/14/18	11/14/18	—	—	—	—	11,080(6)	—	—	—	—	—
		11/14/18	11/14/18	—	—	—	—	2,770(7)	—	—	—	—	—

(1)
See “Compensation Discussion and Analysis — Executive Compensation Program Elements —  Annual Bonus Opportunities — 2019 Annual Bonus Plan” above for a description of our fiscal 2019 performance-based bonus plan. Amounts reported in the “Threshold” column assume that there is no payout under the EBITDA component of the bonus plan and that the NEO only earns the threshold payout under the Free Cash Flow component. For 2019, 70% of each NEO’s annual bonus earned was paid in cash and 30% was paid in equity. In addition, each NEO received a 20% premium on the equity portion of the bonus payout.

(2)
November 14, 2018 was the date the converted performance restricted stock and performance-vesting Top-Up Options first scheduled to vest in fiscal 2018 were modified. See “Compensation Discussion and Analysis — Executive Compensation Program Elements — Long-Term Equity Awards.”

(3)
Reflects the time-vesting restricted stock granted in fiscal 2019.

(4)
Reflects the time-vesting options granted in fiscal 2019.

(5)
Represents the grant date fair value of the equity awards granted in fiscal 2019. There was no incremental fair value as of the modification date with respect to the converted performance-vesting restricted stock and performance-vesting Top-Up Options that were modified in November 2018. The assumptions applied in determining the fair value of the awards are discussed in Note 14 “Equity-Based Compensation” to our audited consolidated financial statements included in the 2019 Annual Report.
(6)
Represents the 80% portion of the converted performance-vesting restricted stock or Top-Up Options, as applicable, first scheduled to vest in fiscal 2018 that were modified in November 2018 and, as a result of such modification, vested as of September 30, 2018.

(7)
Represents the 20% portion of the converted performance-vesting restricted stock or Top-Up Options, as applicable, first scheduled to vest in fiscal 2018 that were modified in November 2018 and, as a result of such modification, were eligible to vest in fiscal 2019.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
Each of our NEOs entered into a new employment agreement with BrightView Landscapes, LLC in connection with the IPO, providing for continued “at-will” employment, outlining the terms of employment for such NEO and replacing the employment agreement that was in effect with each such NEO prior to the IPO. Each of these agreements sets forth standard terms summarizing annual base salary, bonus and benefits, which, in each case, are the same terms as were in effect prior to the IPO. These employment agreements are described below. In addition to the below, each NEO is also eligible for severance benefits pursuant to his employment agreement, subject to his execution of a release of claims and compliance with certain restrictive covenants, in the event his employment is terminated upon the occurrence of certain events as discussed in “Potential Payments to Named Executive Officers Upon Termination or Change of Control.”
Andrew Masterman.   Mr. Masterman’s employment agreement provides for his continued employment as our President and CEO, reporting to our Board of Directors. Mr. Masterman is entitled to:
•
annual base salary of  $850,000, subject to review by our Compensation Committee for increase from time to time;

•
an annual bonus award targeted at 100% of his base salary, with the actual payout determined based on the achievement of applicable performance goals under our annual bonus plan; and

•
a one-time retention bonus equal to $521,000, payable on the earlier of December 5, 2021 or the date on which a change of control of the Company is consummated.

John Feenan.   Mr. Feenan’s employment agreement provides for his continued employment as our Executive Vice President, CFO, reporting to our President and CEO. Mr. Feenan is entitled to:
•
annual base salary of  $650,000, subject to review by our Compensation Committee for increase from time to time; and

•
an annual bonus award target at 75% of his base salary, with the actual payout determined based on the achievement of applicable performance goals under our annual bonus plan.

Jonathan Gottsegen.   Mr. Gottsegen’s employment agreement provides for his continued employment as our Chief Legal Officer and Corporate Secretary, reporting to our CEO. Mr. Gottsegen is entitled to receive:
•
annual base salary of  $540,000, subject to review by our Compensation Committee for increase from time to time; and

•
an annual bonus award targeted at 60% of his base salary, with the actual payout determined based on the achievement of applicable performance goals under our annual bonus plan.

Jeff Herold.   Mr. Herold’s employment agreement provides for his continued employment as our President of Maintenance Services, Seasonal Division and Chief Operating Officer for Maintenance Services, reporting to our CEO. Mr. Herold is entitled to receive:
•
annual base salary of  $485,000, subject to review by our Compensation Committee for increase from time to time; and

•
an annual bonus award targeted at 75% of his base salary, with the actual payout determined based on the achievement of applicable performance goals under our annual bonus plan.

Tom Donnelly.   Mr. Donnelly’s employment agreement provides for his continued employment as our President, Landscape Development, reporting to our CEO. Mr. Donnelly is entitled to receive:
•
annual base salary of  $465,000, subject to review by our Compensation Committee for increase from time to time; and

•
an annual bonus award targeted at 75% of his base salary, with the actual payout determined based on the achievement of applicable performance goals under our annual bonus plan.

Terms of Equity Awards
Pre-IPO Class B Units and Converted Restricted Stock
Prior to our IPO, long-term equity incentive awards were granted to our NEOs in the form of Class B Units, which were 50% time-vesting and 50% performance-vesting. In connection with the IPO, all outstanding unvested Class B Units, including those held by our NEOs, were converted into shares of restricted stock granted under our 2018 Omnibus Incentive Plan on the basis of an exchange ratio that took into account the number of unvested Class B Units held, the applicable threshold value applicable to such Class B Units and the value of the distributions that the holder would have been entitled to receive had BrightView Parent L.P., an affiliate of KKR which was dissolved in August 2018 following the IPO, been liquidated on the date of such conversion in accordance with the terms of the distribution “waterfall” set forth in the Parent Limited Partnership Agreement. Vested Class B Units were similarly converted into shares of our common stock.
The converted unvested shares of restricted stock continue to vest in accordance with the same vesting schedule applicable to the Class B Units from which such shares were converted. In addition, converted unvested restricted shares are eligible to vest proportionately as and when KKR sells shares of our common stock if KKR realizes both a 25% internal rate of return (“IRR”) and a 2.5 times multiple of invested capital (“MOIC”) in connection with such sales.
Assuming an NEO remains employed on each applicable vesting date, the converted time-vesting restricted stock is generally scheduled to vest in equal installments on each of the first five anniversaries of the grant date (with the exception that restricted stock converted from Class B Units granted on or after October 19, 2015 but prior to March 1, 2016 to employees, including our NEOs, who were already Class B unitholders contained vesting schedules that tracked the original vesting schedules of the first grant of Class B Units made to such Class B unitholders).
Assuming an NEO remains employed on each applicable vesting date, the converted performance-vesting restricted stock is generally scheduled to vest with respect to 20% on the last day of each of the first five fiscal years, subject to the Company’s achievement of annual adjusted EBITDA targets, but if any 20% tranche of performance-vesting restricted stock fails to vest in one fiscal year due to the Company not achieving the applicable annual adjusted EBITDA target for such fiscal year, such converted restricted stock remains eligible to vest in the immediately subsequent fiscal year if the Company achieves a cumulative adjusted EBITDA target for the two respective fiscal years combined. With respect to the converted performance-vesting restricted shares that were first scheduled to vest in fiscal year 2016, such shares are also eligible to vest in fiscal year 2021 if the Company achieves the standard (i.e., non-cumulative) adjusted EBITDA target for the 2021 fiscal year. In addition, with respect to converted performance-vesting restricted stock first scheduled to vest in fiscal 2019 through 2022, core EBITDA (i.e., EBITDA measured without taking into account the impact of any acquisitions) must have increased over the prior fiscal year’s core EBITDA for any vesting to occur (i.e., if the annual adjusted EBITDA target for a fiscal year is achieved solely due to increases in adjusted EBITDA resulting from acquisitions, then no vesting will occur even if that annual adjusted EBITDA target is achieved). Partial vesting of the converted performance-vesting restricted stock may occur if performance attainment is at or above 95% of the adjusted EBITDA target, but below 100% of the adjusted EBITDA target. Performance attainment above 100% of the adjusted EBITDA target is capped at 100% of target payout. In addition, if we make acquisitions that generate more than $50 million in gross revenue per year, then the annual (but not the cumulative) adjusted EBITDA target for each of the fiscal years following the fiscal year in which the acquisition occurred will be increased by the amount of additional EBITDA generated by such acquisition in the remaining portion of the fiscal year following the date on which the acquisition was consummated.
Adjusted EBITDA for purposes of the converted restricted stock performance targets is defined as set forth in our Annual Report on Form 10-K for the fiscal year ending September 30, 2019. The adjusted EBITDA targets are designed to provide a reasonably achievable, but challenging, set of goals for our NEOs and other long-term incentive plan participants.
Notwithstanding the vesting parameters set forth above, the Compensation Committee will have the discretion to determine vesting achievement in connection with all acquisitions. The Compensation Committee also reserved the right to further adjust performance targets to take into account the impact of snowfall levels on overall performance.
Top-Up Options
As discussed above under “Compensation Discussion and Analysis — Long-Term Equity Incentive Awards — Vesting of Restricted Stock and Options Based on Fiscal 2019 Performance”, upon the effectiveness of the IPO, we were required under the terms of the Parent Limited Partnership Agreement to grant to each holder of Class B Units, including each of our NEOs, Top Up Options. This option grant was intended to restore to the Class B unitholders the same leverage, or amount of equity at work, that each such Class B unitholder had with respect to their vested and unvested Class B Units prior to their conversion into shares of our common stock (for example, if 100 Class B Units converted into 40 shares of common stock, the option grant was to acquire 60 shares of our common stock). The Top Up Options were granted pursuant to our 2018 Omnibus Incentive Plan, have a per share exercise price equal to the IPO price of  $22.00 per share, have the same vesting terms and conditions as the Class B Units to which they correspond (i.e., 50% time-vesting and 50% performance-vesting), and were vested or unvested in the same proportion as the corresponding grant of Class B Units was vested and unvested immediately prior to the IPO (for example, if the time-vesting portion of a grant of Class B Units was 40% vested immediately prior to the IPO, then the one-half of the option grant that was subject to time-based vesting was also 40% vested).
IPO Options
In connection with the IPO, we also granted the following number of nonqualified options (the “IPO Options”) to purchase shares of our common stock to certain of our NEOs: Mr. Feenan (32,073), Mr. Gottsegen (42,764), Mr. Herold (85,529) and Mr. Donnelly (42,764). The IPO Options were granted pursuant to our 2018 Omnibus Incentive Plan and have a per share exercise price equal to the IPO price of $22.00. The IPO Options are time-vesting options that vest as to 25% of the shares subject to such option on each anniversary of the grant date, subject to continued employment on each applicable vesting date.
Post-IPO Options and Restricted Stock
On November 28, 2018, the Compensation Committee granted time-vesting stock options and time-vesting restricted stock to each of our NEOs. For Messrs. Masterman, Feenan and Gottsegen, the time-vesting stock options and restricted stock will vest 10%, 20%, 30% and 40%, respectively, on each of the first four anniversaries of the grant date. For Messrs. Herold and Donnelly, the time-vesting stock options and restricted stock will vest 25% on each of the first four anniversaries of the grant date.
Acceleration
Following certain termination or other events, the NEOs are entitled to accelerated vesting of their equity awards as further described below under “— Potential Payments Upon Termination or Change in Control”.

Outstanding Equity Awards at Fiscal 2019 End
	Option Awards						Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)(3)
Andrew Masterman	12/22/2016						123,174(4)	2,112,434	134,746	2,310,894
	2/21/2018						3,200(4)	54,880
	6/27/2018(5)	502,182	408,182	435,090	22.00	6/27/28
	11/28/18(7)	—	236,490	—	13.49	11/28/28	101,920	1,747,928
John Feenan	2/29/2016						18,532(4)	317,824	49,434	847,793
	11/10/2016						15,396(4)	264,041
	2/21/2018						3,200(4)	54,880
	6/27/2018(5)	235,021	109,356	164,971	22.00	6/27/28
	6/27/2018(6)	—	24,055	—	22.00	6/27/28
	11/28/18(7)	—	67,070	—	13.49	11/28/28	28,910	495,807
Jonathan Gottsegen	2/29/2016						12,766(4)	218,937	20,426	350,306
	6/27/2018(5)	107,703	40,423	64,674	22.00	6/27/28
	6/27/2018(6)	—	32,073	—	22.00	6/27/28
	11/28/18(7)	—	55,720	—	13.49	11/28/28	24,010	411,772
Jeff Herold	1/31/2014								14,651	251,265
	6/27/2018(5)	143,244		16,618	22.00	6/27/28
	6/27/2018(6)	—	64,147	—	22.00	6/27/28
	11/28/18(7)	—	50,040	—	13.49	11/28/28	21,570	369,926
Tom Donnelly	9/30/2014								12,438	213,312
	2/29/2016
	6/27/2018(5)	152,181		23,139	22.00	6/27/28
	6/27/2018(6)	—	32,073	—	22.00	6/27/28
	11/28/18(7)	—	47,980	—	13.49	11/28/28	20,680	354,662

(1)
For stock awards granted prior to the IPO, represents the original grant date of the Class B Units that were converted to restricted stock awards in connection with the IPO. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Terms of Equity Awards — Pre-IPO Class B Units and Converted Restricted Stock”.

(2)
Amounts reported are based on $17.15, which was the closing price of our common stock on September 30, 2019, the last business day of our fiscal year.

(3)
Reflects performance-vesting restricted stock. The vesting terms of these shares of performance-vesting restricted stock are described under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Terms of Equity Awards”. Since the performance periods for the performance-vesting criteria for each of the fiscal years subsequent to fiscal 2019 have not commenced as of the end of fiscal 2019, the number and market value of the performance-vesting restricted shares for these years reported in the “Equity Incentive Plan Awards” column above is based on the Company achieving target level of performance, which is the same as the maximum. The actual numbers of shares that will be issued is not yet determinable.

(4)
Reflects time-vesting restricted shares of our common stock. The unvested time-vesting restricted shares generally vest 20% per year on each of the first five anniversaries of the date of grant, with the exception that with respect to Mr. Donnelly’s February 29, 2016 grant, 20% was vested on the date of grant and the remaining shares vest on the same schedule as his September 30, 2014 grant.

(5)
Amounts set forth in the “Number of Securities Underlying Unexercised Options Unexercisable” column include time-vesting Top-Up Options. For Mr. Masterman, the amount includes (i) 390,000 options that vest in three equal annual installments beginning on December 22, 2019 and (ii) 18,182 options that vest in four approximately equal annual installments beginning on February 21, 2020. For Mr. Feenan, the amount includes (i) 58,676 options that vest in two equal annual installments beginning on August 29, 2020, (ii) 32,500 options that vest in three equal annual installments beginning on November 10, 2019 and (iii) 18,180 options that vest in four equal annual installments beginning on February 21, 2020. Mr. Gottsegen’s time-vesting Top-Up Options vest in two equal annual installments beginning on February 29, 2020. All of Mr. Herold’s time-vesting Top-Up Options vested on January 31, 2019. All of Mr. Donnelly’s time-vesting Top-Up Options vested on September 30, 2019.

Amounts set forth in the “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options” column represent performance-vesting Top-Up Options. The vesting terms of these performance-vesting Top-Up Options are described under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Terms of Equity Awards”. The number and market value of the performance-vesting Top-Up Options for these years reported in this column is based on the Company achieving target level of performance, which is the same as the maximum.
Each of our NEO’s performance-vesting Top-Up Options are eligible to vest as follows: Mr. Masterman — 269,091 options for the fiscal 2020 performance period, 134,545 options for the fiscal 2021 performance period and 4,545 options for the fiscal 2022 performance period; Mr. Feenan —  50,133 options for the fiscal 2020 performance period, 50,134 options for the fiscal 2021 performance period and 4,545 options for the fiscal 2022 performance period; Mr. Gottsegen — an average of 20,210 options for each of the fiscal 2020 and 2021 performance periods; Mr. Herold — 13,848 options for the fiscal 2021 performance period; and Mr. Donnelly — 13,849 options for the fiscal 2021 performance period.
(6)
Reflects IPO Options, which are time-vesting options that vest as to 25% of the shares subject to such option on each anniversary of the grant date, subject to continued employment on each applicable vesting date.

(7)
Reflects time-vesting stock options and time-vesting shares of our restricted stock. For Messrs. Masterman, Feenan and Gottsegen, 10% vested on November 28, 2019, 20% vests on November 28, 2020, 30% vests on November 28, 2021 and 40% vests on November 28, 2022. For Messrs. Herold and Donnelly, 25% vest on each of the first four anniversaries of the date of grant.

Option Exercises and Stock Vested in Fiscal 2019
The following table provides information regarding options exercised and equity awards vested during fiscal 2019.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Andrew Masterman	—	—	41,858	407,194
John Feenan	—	—	15,198	207,153
Jonathan Gottsegen	—	—	6,383	86,171
Jeff Herold	—	—	12,209	180,815
Tom Donnelly	—	—	10,366	177,777

(1)
Represents time-based restricted stock.

(2)
The value realized on vesting is based on the closing price of our common stock on the NYSE on the vesting date. If vesting occurs on a day on which the NYSE is closed, the value realized on vesting is based on the closing price on the last trading day prior to the vesting date.

Non-Qualified Deferred Compensation — Fiscal 2019
	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Andrew Masterman	78,135	—	3,794	—	178,488
John Feenan	65,000	—	10,389	—	291,712
Jonathan Gottsegen	—	—	—	—	—
Jeff Herold	81,144	—	8,784	44,549(3)	528,051
Tom Donnelly	—	—	1,402	—	84,904

(1)
Amounts in this column are not reported as compensation for fiscal 2019 in the “Summary Compensation Table” since they do not reflect above-market or preferential earnings.

(2)
Reflects aggregate ESP balance at September 30, 2019. Of the totals in this column, the following amounts were previously reported in the “Summary Compensation Table”: Mr. Masterman $41,894; Mr. Feenan $59,000; Mr. Herold $39,367; Mr. Donnelly $23,950.

(3)
Distributed pursuant to an in-service distribution elected by Mr. Herold at the time he made the deferral.

Executive Savings Plan
Prior to January 1, 2018, the NEOs and certain other senior employees were eligible to defer salary or bonus under the ESP (and to receive matching contributions from the Company on salary (but not bonus) deferrals under the ESP). The ESP is an unfunded, deferred compensation plan that we maintain for a select group of management or highly compensated employees. Amounts deferred under the ESP prior to January 1, 2018 are eligible to be paid either upon a termination of employment or a specified future date, in each case either in a lump sum or in installments. The ESP is intended to be “unfunded” for purposes of both ERISA and the Code. The ESP is not intended to be a qualified plan under section 401(a) of the Code. Each participating executive’s subaccounts under the ESP will be paid out upon separation from service or on the in-service distribution date elected by the executive at the time the deferral was made, in a lump sum or in monthly, quarterly or annual installments over 2 to 15 years, as elected by the executive at the time of deferral. The Company has adopted a “rabbi” trust, which holds assets that are to be used to fund the payment of benefits under the ESP but remain subject to the claims of our creditors in the event of an insolvency or bankruptcy.

The table below shows the funds available under the ESP and their annual rate of return as of September 30, 2019, as reported by the administrator of the ESP.
Name of Investment Fund	Annual Rate of Return %
Fidelity® U.S. Bond Index Fund	10.28%
Fidelity® Total Bond Fund	9.59%
BlackRock Strategic Income Opportunities Portfolio Institutional Shares	5.47%
Fidelity® 500 Index Fund	4.24%
T. Rowe Price Blue Chip Growth Fund	1.97%
John Hancock Funds Disciplined Value Fund Class R6	-1.58%
Fidelity® Extended Market Index Fund	-3.80%
William Blair Small-Mid Cap Growth Fund Class I	2.13%
AB Discovery Value Fund Class Z	-7.66%
Vanguard Total International Stock Index Fund Admiral Shares	-1.56%
Fidelity® Diversified International Fund – Class K	1.34%
Fidelity® Government Money Market Fund	1.97%
Fidelity Freedom® 2005 Fund – Class K	5.48%
Fidelity Freedom® 2010 Fund – Class K	4.88%
Fidelity Freedom® 2015 Fund – Class K	4.25%
Fidelity Freedom® 2020 Fund – Class K	3.66%
Fidelity Freedom® 2025 Fund – Class K	3.20%
Fidelity Freedom® 2030 Fund – Class K	2.33%
Fidelity Freedom® 2035 Fund – Class K	0.75%
Fidelity Freedom® 2040 Fund – Class K	0.06%
Fidelity Freedom® 2045 Fund – Class K	0.04%
Fidelity Freedom® 2050 Fund – Class K	0.07%
Fidelity Freedom® 2055 Fund – Class K	0.01%
Fidelity Freedom® 2060 Fund – Class K	0.04%
Fidelity Freedom® 2065 Fund – Class K	N/A
Fidelity Freedom® Income Fund – Class K	6.01%
Potential Payments to Named Executive Officers Upon Termination of Employment or Change of Control
Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different from those estimated below. Factors that could affect these amounts include the timing during the year of any such event and the valuation of the Company at that time. There can be no assurance that a termination or change of control would produce the same or similar results as those described below if any assumption used to prepare this information is not correct in fact.
Termination Provisions in Employment Agreements
Qualifying Termination.   Pursuant to the terms of each NEO’s employment agreement, if the NEO’s employment is terminated by us without cause or the NEO resigns with good reason, subject to such executive’s execution of a release of claims and continued compliance with certain restrictive covenants, the NEO will be entitled to:
•
a severance payment equal to his then-current annual base salary, paid in periodic installments over a period of 12 months;

•
a pro-rated annual bonus in respect of the fiscal year in which his termination occurs based on actual performance;

•
continuation of COBRA coverage at active employee rates (with the Company paying the remainder of the premium) for up to 18 months following termination; and

•
outplacement services for 12 months following termination in an amount not to exceed $7,500.

Additionally, if an NEO’s employment is terminated within the one-year period following a change of control, such NEO will be entitled to an additional severance payment equal to his target annual bonus for the year of termination, also paid in periodic installments over a period of 12 months.
Any severance payments or benefits payable to an NEO upon a termination of employment described above is subject to the NEO executing a general release of claims and continuing to comply with certain restrictive covenants, described below.
Under the employment agreements, “cause” generally means dishonesty, misconduct, conviction of a crime involving moral turpitude, substance abuse, misappropriation of funds, gross neglect of his duties, or violation of the NEO’s restrictive covenants under the employment agreement.
Under the employment agreements, “good reason” generally means, without the executive’s prior written consent: (i) a material reduction in base salary or target annual bonus opportunity; (ii) a material reduction of duties and responsibilities; or (iii) a relocation of the NEO’s principal office to a location more than 50 miles away. To be considered a resignation from employment for good reason, the NEO must provide written notice of termination within 60 days of the occurrence of such conditions giving rise to good reason and the Company must fail to cure the grounds that constitute good reason.
Termination Due to Death/Disability.   In the event of termination of employment due to death, an NEO’s estate is entitled to receive continued base salary payments through the end of the month in which such termination occurs.
Change of Control.   If a change of control occurs prior to December 5, 2021, Mr. Masterman is entitled to accelerated payment of a retention bonus equal to $521,000 that is otherwise payable subject to his continued employment on that date.
Restrictive Covenants.   Each NEO’s employment agreement contains: (i) perpetual confidentiality covenants that protect proprietary information, developments and other intellectual property and confidential information and materials of the Company and its affiliates, (ii) a non-competition covenant that prohibits the NEO from engaging in any capacity in business activities that are competitive with the business activities of the Company or its affiliates during employment and for the one year period after termination of employment for any reason, (iii) a non-solicitation covenant that prohibits the NEO from soliciting our customers during employment and for the one year period following termination for any reason, (iv) a non-solicitation covenant that prohibits the NEO from soliciting any of our employees during employment and for the one year period after termination of employment for any reason, and (v) a non-disparagement covenant that prohibits the executives from disparaging the Company and our senior officers and directors from disparaging the NEO.
Treatment of Equity Awards
Time-Vesting Restricted Stock.   Upon a termination of employment for any reason all unvested time-vesting restricted stock awards will be forfeited. Upon the occurrence of a change of control, time-vesting restricted stock awards would fully vest.
Performance-Vesting Restricted Stock.   Upon a termination of employment for any reason all unvested performance-vesting restricted stock awards will be forfeited. Upon the occurrence of a change of control, performance-vesting restricted stock would be eligible to vest if affiliates of KKR realized both a 25% IRR and a 2.5 times MOIC in connection with such change of control.
Options.   Upon a termination of employment for any reason any unvested nonqualified stock options will be forfeited and any vested nonqualified stock options will remain exercisable for a period of time following such termination of employment; provided that upon a termination of employment for “cause”

all vested and unvested nonqualified options will immediately be forfeited. Upon the occurrence of a change of control, time-vesting stock options would fully vest and performance-vesting stock options would be eligible to vest if affiliates of KKR realized both a 25% IRR and a 2.5 times MOIC in connection with such change of control.
Partial Acceleration of Time-vesting Equity Awards on Termination due to Death or Disability.   Also, in the event of termination of employment due to death or disability, an NEO will become immediately vested in the next tranche of time-vesting equity awards scheduled to vest after the date of termination, if any.
Termination Provisions in the Annual Bonus Plan
Under the annual bonus plan, an NEO is entitled to a prorated bonus if he is employed for at least 180 days during the fiscal year and the termination was due to death or disability or the NEO’s retirement (which is defined as termination for any reason other than for cause after the age of 65).
Potential Payments Upon Termination or Change of Control
The information below describes and estimates certain compensation that would become payable under plans and arrangements if each NEO’s employment had terminated on September 30, 2019, the last business day of fiscal 2019, given the NEO’s compensation as of, and based on the terms of such NEO’s employment agreement and arrangements in effect on, such date. In the case of Mr. Masterman, it also describes the accelerated payment of the retention bonus otherwise due to him on December 5, 2021 if a change of control occurs prior to that date. A description of the provisions governing such payments under our agreements and any material conditions or obligations applicable to the receipt of payments are described above.
The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs.
Name	Cash Severance Payment ($)(1)	Continuation of Group Health Coverage ($)(2)	Value of Equity Acceleration ($)(3)	Outplacement Services ($)	Total ($)
Andrew Masterman
Qualifying Termination	1,079,075	17,250	—	7,500	1,103,825
Qualifying Termination Within One Year of a Change of Control	1,929,075	17,250	—	7,500	1,953,825
Death or Disability	231,404	—	892,658	—	1,124,062
Change of Control	521,000(4)	—	3,915,242	—	4,436,242
John Feenan
Qualifying Termination	781,381	17,778	—	7,500	806,659
Qualifying Termination Within One Year of a Change of Control	1,268,881	17,778	—	7,500	1,294,159
Death or Disability	133,162	—	339,572	—	472,734
Change of Control	—	—	1,220,593	—	1,220,593
Jonathan Gottsegen
Qualifying Termination	627,318	16,987	—	7,500	651,805
Qualifying Termination Within One Year of a Change of Control	951,318	16,987	—	7,500	975,805
Death or Disability	88,797	—	189,775	—	278,572
Change of Control	—	—	748,096	—	748,096

Name	Cash Severance Payment ($)(1)	Continuation of Group Health Coverage ($)(2)	Value of Equity Acceleration ($)(3)	Outplacement Services ($)	Total ($)
Jeff Herold
Qualifying Termination	583,031	17,250	—	7,500	607,781
Qualifying Termination Within One Year of a Change of Control	946,781	17,250	—	7,500	971,531
Death or Disability	99,360	—	170,731	—	270,091
Change of Control	—	—	604,704	—	604,704
Tom Donnelly
Qualifying Termination	558,988	13,015	—	7,500	579,503
Qualifying Termination Within One Year of a Change of Control	907,738	13,015	—	7,500	928,253
Death or Disability	95,262	—	127,795	—	223,057
Change of Control	—	—	472,049	—	472,049

(1)
With respect to a Qualifying Termination, cash severance payment includes 12 months of base salary and the pro rata portion of the annual bonus award earned by the NEO in fiscal 2019. With respect to a Qualifying Termination within one year following a change of control, includes an additional severance payment equal to the NEO’s target annual bonus with respect to the 2019 annual bonus plan. Upon termination due to death or disability, an NEO (or his estate) is entitled to receive continued base salary payments through the end of the month in which such termination occurs. Upon termination due to death or disability, an NEO (or his estate) is also entitled to a prorated bonus if he is employed for at least 180 days during the fiscal year.

(2)
Amounts in this column reflect the cost of providing continued COBRA coverage at active employee rates for 18 months following termination.

(3)
Upon termination due to death or disability, an NEO (or his estate) will become vested in the 20% tranche of time-vesting equity awards next scheduled to vest after the date of termination, if any. In the event of a change of control, all time-vesting equity awards held by our NEOs that are not previously vested or forfeited will fully accelerate and become vested. The amounts reported are based on $17.15, the closing price of our common stock on September 30, 2019, the last business day before the end of our fiscal year. In addition, upon the occurrence of a change of control, performance-vesting equity awards are eligible to vest if KKR realizes both a 25% IRR and a 2.5 times MOIC in connection with such change of control. See “Potential Payments to Named Executive Officers Upon Termination of Employment or Change of Control — Treatment of Equity Awards.” The amount reported in the table assumes that KKR does not achieve the required IRR and MOIC.

(4)
Payable in the event of a change of control that occurs prior to its regularly scheduled December 5, 2021 payment date.

Pay Ratio Disclosure
As required by applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Andrew Masterman, our President and CEO.
For fiscal 2019:
•
the annual total compensation of our median employee was $33,181; and

•
the annual total compensation of our CEO was $3,862,893.

Based on this information, for fiscal 2019 the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was approximately 116 to 1.

We took the following steps to identify the annual total compensation of our median employee:
•
We determined that, as of August 31, 2019, our employee population consisted of approximately 21,490 individuals. This population consisted of our full-time, part-time, and temporary employees employed with us as of the determination date (other than our CEO), except that we excluded individuals who first became our employees during the fiscal year as a result of the following business acquisitions: (i) Proscapes (closed in August 2019, approximately 65 employees); (ii) Luke’s (closed in May 2019, approximately 180 employees); (iii) Desert Classic Landscape (closed in May 2019, approximately 135 employees); and (iv) Emerald (closed in January 2019, approximately 300 employees).

•
To identify the “median employee” from our employee population, we used the amount of total cash compensation for the identified employees as reflected in our payroll records for fiscal year 2019 through the determination date. For total cash compensation, we used base pay, overtime, commissions, special bonuses, and the annual performance bonus assumed at target level. We annualized compensation for any new hires during the year. We did not use any statistical sampling techniques.

•
For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for fiscal year 2019 in accordance with the requirements of Item 402(c)(2)(x), resulting in annual total compensation of  $33,181.

•
For the annual total compensation of our CEO, we used the amount reported in the “Total” column for fiscal year 2019 in the Summary Compensation Table included in this proxy statement. This amount includes non-cash values and the grant date fair value, determined in accordance with accounting rules, of equity awards made during fiscal 2019 but are not vested.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.
Director Compensation in Fiscal 2019
Description of Director Compensation
Our non-employee directors associated with our Sponsors, including Messrs. Caro, Grover, Raether and Weisenbeck, received no compensation for their services on the Board in fiscal 2019.
With respect to 2019, until March 2019, each of our non-employee directors not associated with our Sponsors (the “Non-Employee Directors”) were entitled to an annual cash retainer of  $80,000, payable quarterly in arrears, which was pro-rated for the portion of fiscal 2019 during which he or she served on the board of directors. Upon becoming a member of our board of directors, our Non-Employee Directors were entitled to a one-time grant of restricted stock units having a grant date fair market value equal to $100,000, which were based on the average closing price of our common stock over the 30 calendar day period ending on the last business day before the grant date and vest 100% on the first anniversary of the Non-Employee Director’s start date or earlier upon the occurrence of a change of control. In addition, our Non-Employee Directors were entitled to an annual grant of restricted stock units having a grant date fair market value equal to $100,000 to be granted on the first business day following our annual meeting of stockholders and which were based on the average closing price of our common stock over the 30 calendar day period ending on the last business day before the grant date and vest 100% on the business day immediately preceding our next annual meeting of stockholders. The restricted stock units will vest upon a change in control. Upon a termination of services for any reason prior to a vesting date any unvested restricted stock units will be forfeited.

In March 2019, with assistance from Pearl Meyer, we developed a new market-based compensation program for the Non-Employee Directors, pursuant to which each Non-Employee Director is entitled to an annual cash retainer of  $80,000, payable quarterly in arrears, which is pro-rated for the portion of fiscal 2019 during which he or she serves on the board of directors. The Chair of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receives an additional annual cash retainer of  $20,000, $15,000 and $10,000, respectively, payable quarterly in arrears. Each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receives an additional annual cash retainer of  $10,000, $7,500 and $5,000, respectively. Each of our Non-Employee Directors have the option of electing to receive 0%, 50% or 100% of their cash compensation in the form of fully-vested common stock.
In addition, our Non-Employee Directors are eligible to receive an annual grant of restricted stock units having a grant date fair market value equal to $120,000, which were based on the average closing price of our common stock over the 30 calendar day period ending on the last business day before the grant date and vest 100% on the first to occur of the business day immediately preceding our next annual meeting of stockholders or a change in control of the Company. Upon a termination of services for any reason prior to a vesting date any unvested restricted stock units will be forfeited.
Our directors are not paid any fees for attending meetings. However, our directors are reimbursed for travel and lodging expenses associated with attendance at board or committee meetings.
Non-Employee Director Stock Ownership Guidelines
In March 2019, with assistance from Pearl Meyer, the Compensation Committee recommended, and the Board approved, director stock ownership guidelines pursuant to which our Non-Employee Directors are required to hold equity ownership in the Company equal to 5x the director’s annual cash retainer. Non-Employee Directors are expected to comply with the ownership guidelines within five years of the later of  (a) March 13, 2019 or (b) the director’s appointment to the Board. Once the ownership level is attained, the Non-Employee Director must retain 30% of net shares granted to him or her until retirement from Board service.
The table below sets forth information regarding Non-Employee Director compensation for fiscal 2019.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
James R. Abrahamson	78,750	170,000	248,750
Jane Okun Bomba	45,000	120,000	165,000
Shamit Grover	—	—	—
David R. Caro(3)(4)	—	—	—
Paul E. Raether(3)	—	—	—
Richard W. Roedel	70,000	120,000	190,000
Mara Swan	43,750	120,000	163,750
Joshua T. Weisenbeck(3)	—	—	—

(1)
Non-Employee Directors can elect to take all or a portion of their cash retainer in cash or common stock. For 2019, Mr. Abrahamson elected to take 50% of his fees in stock. Ms. Okun Bomba, Ms. Swan, and Mr. Roedel elected to take all of their fees in stock. Ms. Swan and Ms. Okun Bomba were appointed to the Board in March 2019 and therefore received prorated fees during the fiscal year.

(2)
Amounts included in this column reflect the aggregate grant date fair value of RSUs granted in 2019, calculated in accordance with ASC Topic 718. In addition, the amount included in this column for Mr. Abrahamson reflects portion of RSUs granted for service in fiscal 2018 as a result of a shift in the timing of annual director equity grants in connection with the IPO. The assumptions used in the valuation are discussed in Note 14 “Equity-Based Compensation” to our audited consolidated financial statements contained in our 2019 Annual Report. As of September 30, 2019, each of our Non-Employee Directors had the following unvested number of RSUs outstanding: Mr. Abrahamson 12,869; Ms. Okun Bomba 8,214; Mr. Roedel 9,634; and Ms. Swan 8,124.
(3)
Received no compensation as associated with our Sponsors.

(4)
Mr. Caro resigned from the Board as of October 10, 2018. Mr. Grover was appointed to the Board on October 11, 2018.

OWNERSHIP OF SECURITIES
The following table and accompanying footnotes set forth information regarding the beneficial ownership of our common stock as of January 13, 2020 by: (1) each person known to us to beneficially own more than 5% of our common stock, (2) each of the named executive officers, (3) each of our directors and (4) all of our directors and executive officers as a group.
A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.
To our knowledge, unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock.
Securities subject to option grants that have vested or will vest within 60 days are deemed outstanding for calculating the percentage ownership of the person holding the options, but are not deemed outstanding for calculating the percentage ownership of any other person.
As of January 13, 2020, there were 104,845,327 shares of our common stock outstanding.
Name of beneficial owner	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock Outstanding
Beneficial Owners of More than 5%
Investment funds affiliated with KKR(2)	58,418,246	55.7
Investment funds affiliated with MSD Partners(3)	13,630,362	13.0
Directors and Named Executive Officers:
Andrew V. Masterman	1,315,623	1.3
John A. Feenan	497,705	*
Jeffery R. Herold(4)	653,502	*
Thomas C. Donnelly(5)	459,365	*
Jonathan M. Gottsegen	207,168	*
James R. Abrahamson	42,417	*
Jane Okun Bomba	3,846	*
Shamit Grover(6)	—	*
Paul E. Raether(7)	—	*
Richard W. Roedel(8)	75,525	*
Mara Swan	3,740	*
Joshua T. Weisenbeck(7)	—	*
All directors and executive officers as a group (15 persons)	3,455,212	3.3

*
Less than one percent.

(1)
The number of shares reported includes shares subject to purchase upon exercise of stock options that are currently exercisable or exercisable within 60 days after January 13, 2020 and is as follows: Mr. Masterman, 660,377 shares; Mr. Feenan, 246,273 shares; Mr. Herold, 155,754 shares; Mr. Donnelly, 164,176 shares; Mr. Gottsegen, 113,275 shares; and all directors and executive officers as a group, 1,544,912 shares.

(2)
Represents shares directly owned by KKR BrightView Aggregator L.P. KKR BrightView Aggregator GP LLC, as the general partner of KKR BrightView Aggregator L.P., KKR North America Fund XI L.P., as the sole member of KKR BrightView Aggregator GP LLC, KKR Associates North

America XI L.P., as the general partner of KKR North America Fund XI L.P., KKR North America XI Limited, as the general partner of KKR Associates North America XI L.P., KKR Group Partnership L.P., as the sole stockholder of KKR North America XI Limited, KKR Group Holdings Corp., as the general partner of KKR Group Partnership L.P., KKR & Co. Inc., as the sole stockholder of KKR Group Holdings Corp., KKR Management LLP, as the Class B common stockholder of KKR & Co. Inc., and Messrs. Henry R. Kravis and George R. Roberts, as the founding partners of KKR Management LLP, may be deemed to be the beneficial owners having shared voting and investment power with respect to the shares directly owned by KKR BrightView Aggregator L.P. The principal business address of each of the entities and persons identified in this paragraph, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY 10019. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025. Each of Messrs. Raether and Weisenbeck is a member of our Board of Directors and serves as an executive of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. Each of Messrs. Kravis, Roberts, Raether and Weisenbeck disclaims beneficial ownership of the shares held by KKR BrightView Aggregator L.P. The principal business address of each of Messrs. Raether and Weisenbeck is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, New York 10019.
(3)
Represents shares directly owned by MSD Valley Investments, LLC. MSD Partners is the manager of, and may be deemed to beneficially own securities beneficially owned by, MSD Valley Investments, LLC. MSD Partners (GP), LLC, or MSD GP, is the general partner of, and may be deemed to beneficially own securities beneficially owned by, MSD Partners. Each of Glenn R. Fuhrman, John C. Phelan and Marc R. Lisker is a manager of, and may be deemed to beneficially own securities beneficially owned by, MSD GP. The principal business address of each of the entities and persons identified in this paragraph is c/o MSD Partners, L.P., 645 Fifth Avenue, 21st Floor, New York, NY 10022.

(4)
The number of shares beneficially owned by Mr. Herold also includes 265,977 shares held by trust.

(5)
The number of shares beneficially owned by Mr. Donnelly also includes 164,000 shares held by trust.

(6)
Mr. Grover is an employee of MSD Partners, L.P. and disclaims beneficial ownership of the shares owned by entities affiliated with MSD Partners, L.P. The principal business address of Mr. Grover is c/o MSD Partners, L.P., 645 Fifth Avenue, 21st Floor, New York, NY 10022.

(7)
The principal business address of each of Messrs. Raether and Weisenbeck is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, New York 10019.

(8)
The number of shares beneficially owned by Mr. Roedel also includes 41,034 shares held by his spouse.

TRANSACTIONS WITH RELATED PERSONS
Stockholders Agreement
In connection with our IPO, we entered into a stockholders agreement with the Sponsors. This agreement grants the Sponsors the right to nominate to our Board of Directors a number of designees equal to: (A) in the case of private equity funds managed by MSD Partners, one director so long as such funds and its affiliates collectively beneficially own at least 50% of the shares of our common stock they held upon the completion of the IPO and (B) in the case of affiliates of KKR, (i) at least a majority of the total number of directors comprising our Board of Directors at such time as long as affiliates of KKR beneficially own at least 50% of the outstanding shares of our common stock; (ii) at least 40% of the total number of directors comprising our Board of Directors at such time as long as affiliates of KKR beneficially own at least 40% but less than 50% of the outstanding shares of our common stock; (iii) at least 30% of the total number of directors comprising our Board of Directors at such time as long as affiliates of KKR beneficially own at least 30% but less than 40% of the outstanding shares of our common stock; (iv) at least 20% of the total number of directors comprising our Board of Directors at such time as long as affiliates of KKR beneficially own at least 20% but less than 30% of the outstanding shares of our common stock; and (v) at least 10% of the total number of directors comprising our Board of Directors at such time as long as affiliates of KKR beneficially own at least 5% but less than 20% of the outstanding shares of our common stock. For purposes of calculating the number of directors that affiliates of KKR are entitled to nominate pursuant to the formula outlined above, any fractional amounts would be rounded up to the nearest whole number and the calculation would be made on a pro forma basis, taking into account any increase in the size of our Board of Directors (e.g., one and one quarter (11/4) directors shall equate to two directors). In addition, in the event a vacancy on the Board of Directors is created by the death, disability, retirement or resignation of a Sponsor director designee, private equity funds managed by MSD Partners or affiliates of KKR, as applicable, who designated such director shall, to the fullest extent permitted by law, have the right to have the vacancy filled by a new Sponsor director-designee.
The stockholders agreement grants to affiliates of KKR certain governance rights, for as long as affiliates of KKR maintain ownership of at least 25% of our outstanding common stock, including rights of approval over certain corporate and other transactions such as mergers or other transactions involving a change in control and certain rights regarding the appointment of our CEO. In addition the stockholders agreement grants affiliates of MSD Partners certain governance rights, for as long as affiliates of MSD Partners maintain ownership of at least 5% of our outstanding common stock, including rights of approval over any redemption, acquisition or other purchase of any shares of equity securities of the Company from affiliates of KKR other than on a pro rata basis or any transaction between us and affiliates of KKR, with certain exceptions.
Affiliates of KKR are entitled to nominate a majority of the total number of directors comprising our Board of Directors. However, affiliates of KKR have only nominated two directors to our Board of Directors. In the future, affiliates of KKR may, at their discretion, elect to nominate the maximum number of directors it is entitled to nominate under the stockholders agreement.
Amended Parent Limited Partnership Agreement
In connection with the IPO and the pro rata distribution of shares of our common stock to holders of Class A limited partnership units (the “Class A Units”) of Parent L.P. (the “Class A Equity Conversion”), the Parent Limited Partnership Agreement was amended to survive the IPO and the dissolution of Parent L.P. following the Class A Equity Conversion. As amended, BrightView serves as successor to BrightView GP I, LLC, the general partner of the Parent L.P., and any terms referencing Parent L.P. or securities of Parent L.P. are deemed to reference BrightView or securities of BrightView, respectively. The as amended Parent Limited Partnership Agreement (the “Amended Parent Limited Partnership Agreement”) preserves certain rights of the limited partners party to the Parent Limit Partnership Agreement that under the terms of the Parent Limited Partnership Agreement were intended to survive an initial public offering by Parent L.P. or any of its subsidiaries. Such rights include certain registration rights, preemptive rights, tag-along rights and drag-along rights for stockholders party to the Parent Limited Partnership Agreement, each of which is described further below.

Registration Rights
Subject to certain conditions, the Amended Parent Limited Partnership Agreement provides KKR and its affiliates with an unlimited number of  “demand” registrations. Eligible holders that acquired interests in Parent L.P. in connection with our acquisition of ValleyCrest Holding Co. on June 30, 2014 (the “ValleyCrest Acquisition”) (such holders, including MSD Partners, being referred to herein as the “ValleyCrest Holders”), may after the fourth anniversary of the completion of the IPO request that the Company file a shelf registration statement, so long as such eligible holder holds at least 7.5% of our outstanding common stock at the time of such request. Under the Amended Parent Limited Partnership Agreement, all holders of registrable securities party thereto are provided with customary “piggyback” registration rights following the IPO, with certain exceptions. The Amended Parent Limited Partnership Agreement also provides that we will pay certain expenses of these holders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act. The “piggyback” registration right of our directors, senior executive officers and other employees party to the Amended Parent Limited Partnership Agreement (such stockholders being referred to herein as the “Management Stockholders”), will terminate upon the earlier of a Change of Control (as defined in the Amended Parent Limited Partnership Agreement) and an underwritten offering of our common stock, registered under the Securities Act, in which KKR or its affiliates receive aggregate proceeds of at least $50 million, net of underwriting discounts, fees of counsel, consultants and advisors or any similar fees (such offering being referred to herein as a “Qualified Public Offering”).
Transfer Restrictions
The Amended Parent Limited Partnership Agreement imposes restrictions on transfers of shares of our common stock held by the stockholders party thereto. Management Stockholders are generally prohibited from transferring their shares prior to the earlier of  (i) the second anniversary of the completion of the IPO and (ii) the date on which KKR or its affiliates sell at least 50% of the shares of our common stock that were converted from the interests indirectly acquired by an affiliate of KKR in our company in December 2013. However, these transfer restrictions, with respect to the shares held by Management Stockholders, terminate upon the earlier of a Change of Control (as defined in the Amended Parent Limited Partnership Agreement) and a Qualified Public Offering.
The ValleyCrest Holders are generally prohibited from transferring their shares prior to the fourth anniversary of the completion of the IPO; provided, however, after the second anniversary of the completion of the IPO such stockholders may transfer shares subject to certain volume limitations contained in Rule 144 under the Securities Act. However, shares held by any stockholder party to the Amended Parent Limited Partnership Agreement may be transferred (i) pursuant to an effective registration statement under the Securities Act filed by the Company in accordance with the Amended Parent Limited Partnership Agreement and upon the proper exercise of certain “piggyback” registration rights (described above), (ii) certain transfers to certain family members (as specified in the Amended Parent Limited Partnership Agreement) of a stockholder or a stockholder’s trust in accordance with the Amended Parent Limited Partnership Agreement, (iii) transfers approved by our Board of Directors in writing (such approval being in the sole discretion of our Board of Directors) or (iv) in connection with the exercise of the rights described herein. Shares held by KKR or its affiliates will not be restricted from being transferred under the Amended Parent Limited Partnership Agreement.
Preemptive Rights
In connection with an issuance of equity securities to KKR or its affiliates, the Amended Parent Limited Partnership Agreement grants the ValleyCrest Holders and certain individuals party thereto the right to purchase such securities at the same price and on the same terms as the equity securities to be offered to KKR or its affiliate.
In connection with an issuance of debt securities by the Company, whereby KKR or its affiliates hold at least 30% of the debt securities offered in such transaction after the underwriting and syndication of the offering, the Amended Parent Limited Partnership Agreement grants the ValleyCrest Holders the right to purchase such debt securities at the same price and on the same terms as the debt securities acquired by KKR or its affiliates.

These preemptive rights terminate upon the earlier of a Change of Control (as defined in the Amended Parent Limited Partnership Agreement) and a Qualified Public Offering.
Tag-Along and Drag-Along Rights
The Amended Parent Limited Partnership Agreement grants the stockholders party to the Amended Parent Limited Purchase Agreement the right to participate in certain sales of shares of our common stock by KKR or its affiliates (such right being referred to herein as the “Tag-Along Right”), and requires such stockholders to participate in any such sale if so elected by KKR or its affiliates in the event that they are proposing to sell stock in a transaction that would constitute a Change in Control (as defined in the Amended Parent Limited Partnership Agreement) (such right being referred to herein as the “Drag-Along Right”). The Tag-Along rights described above terminate upon the earlier of a Change of Control (as defined in the Amended Parent Limited Partnership Agreement) and a Qualified Public Offering; provided, however, with respect to the ValleyCrest Holders, such rights terminate only after the fourth anniversary of the completion of the IPO. The Drag-Along Rights described above terminate upon the earlier of a Change of Control (as defined in the Amended Parent Limited Partnership Agreement) and a Qualified Public Offering.
Management Stockholders’ Right to Cause Repurchases and Redemptions
The Amended Parent Limited Partnership Agreement also provides for Management Stockholders’ ability to cause us to repurchase their outstanding stock and vested options in the event of their termination without cause, resignation or death or disability. Pursuant to the Amended Parent Limited Partnership Agreement, Management Stockholders, in the aggregate, may only cause the Company to repurchase shares in an aggregate amount of  $2.5 million in any twelve month period in connection with resignations without “Good Reason” (as defined in the Amended Parent Limited Partnership Agreement). The Amended Parent Limited Partnership Agreement also provides for our ability to cause a Management Stockholder to sell his or her stock or options back to the Company upon certain termination events. Our right to cause a Management Stockholder to sell his or her options back to the Company and Management Stockholders’ ability to cause us to repurchase their outstanding stock and vested options, as described above, each terminate upon the earlier of a Change of Control (as defined in the Amended Parent Limited Partnership Agreement) and a Qualified Public Offering.
Indemnification Agreement
In connection with the ValleyCrest Acquisition, we entered into an indemnification agreement with the Sponsors, whereby the parties agreed to customary exculpation and indemnification provisions in favor of the Sponsors in connection with certain transactions, including in connection with the services provided under the Monitoring Agreement and transaction fee agreements.
Relationship with KKR Capstone
We have utilized and may continue to utilize KKR Capstone Americas LLC and/or its affiliates, or KKR Capstone, a consulting company that works exclusively with KKR & Co.’s portfolio companies for consulting services, and have paid to KKR Capstone related fees and expenses.
Transactions with Directors and Officers
In addition, we have certain agreements with our directors and officers which are described in the sections entitled “Compensation Discussion and Analysis” and “Director Compensation in Fiscal 2019.”
We have entered into indemnification agreements with our directors and certain officers. These agreements and our amended and restated bylaws require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable. There is currently no pending material litigation or proceeding involving any of our directors or officers for which indemnification is sought.
Thomas C. Donnelly, President, Landscape Development, and a family trust of which Mr. Donnelly is a trustee, which we refer to as the Donnelly Family Trust, hold interests in certain limited partnerships and limited liability companies that had owned 11 properties that, prior to the ValleyCrest Acquisition, were leased to ValleyCrest for use as branch offices. Following the ValleyCrest Acquisition, we continued to lease such properties from these entities and use them as branch offices. In connection with such leases, we made rental payments of approximately $1,368,931 for fiscal 2019, of which Mr. Donnelly and the Donnelly Family Trust received, in aggregate, approximately $17,310. In October 2017, we acquired nine such properties for an aggregate purchase price of  $15.6 million, of which Mr. Donnelly and the Donnelly Family Trust received, in aggregate, approximately $444,100. Additionally, in connection with such acquisitions we have agreed to purchase a property we had previously leased from a limited liability company, in which Mr. Donnelly and the Donnelly Family Trust hold an interest, for $1.4 million, of which Mr. Donnelly and the Donnelly Family Trust would receive approximately $81,500.
Related Persons Transaction Policy
Our Audit Committee Charter provides that the Audit Committee will review and approve all material related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING
If any stockholder wishes to propose a matter for consideration at our 2021 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary at BrightView Holdings, Inc., 980 Jolly Road, Blue Bell, Pennsylvania 19422. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2021 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Corporate Secretary on or before September 25, 2020. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
In addition, our bylaws permit stockholders to nominate directors and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the Annual Meeting of Stockholders to be held in 2021, you must submit a timely notice in accordance with the procedures described in our bylaws. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2021, such a proposal must be received on or after November 10, 2020, but not later than December 10, 2020. In the event that the date of the Annual Meeting of Stockholders to be held in 2021 is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Stockholders, such notice by the stockholder must be so received no earlier than 120 days prior to the Annual Meeting of Stockholders to be held in 2021 and not later than the later of the 90th day prior to such Annual Meeting of Stockholders to be held in 2021 or ten (10) calendar days following the day on which public announcement of the date of such Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our bylaws. The proxy solicited by the Board for the 2021 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers and other holders of record may be participating in the practice of “householding” proxy statements, annual reports or notices. This means that only one copy of our proxy materials or Notice of Internet Availability of Proxy Materials, as applicable, may have been sent to multiple stockholders in your household. If you want to receive separate copies of our proxy materials or Notice of Internet Availability of Proxy Materials, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other holder of record, or you may contact the Corporate Secretary at BrightView Holdings, Inc., 980 Jolly Road, Blue Bell, Pennsylvania 19422.

OTHER BUSINESS
The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.
By Order of the Board of Directors,
Jonathan M. Gottsegen
Corporate Secretary
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.brightview.com) and click on “Financials and Filings — SEC Filings” under the “Investors” heading.
Copies of our Annual Report on Form 10-K for the year ended September 30, 2019, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:
Corporate Secretary
BrightView Holdings, Inc.
980 Jolly Road
Blue Bell, Pennsylvania 19422

ANNEX A
BRIGHTVIEW HOLDINGS, INC.
AMENDED AND RESTATED
2018 OMNIBUS INCENTIVE PLAN
1.   Purpose.   The purpose of the BrightView Holdings, Inc. Amended and Restated 2018 Omnibus Incentive Plan, which hereby amends and restates the BrightView Holdings, Inc. 2018 Omnibus Incentive Plan effective as of March 10, 2020, is to provide a means through which the Company and the other members of the Company Group may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors of the Company and the other members of the Company Group can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s stockholders.
2.   Definitions.   The following definitions shall be applicable throughout the Plan.
(a)   “Absolute Share Limit” has the meaning given to such term in Section 5(b) of the Plan.
(b)   “Adjustment Event” has the meaning given to such term in Section 12(a) of the Plan.
(c)   “Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.
(d)   “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Equity-Based Award and Cash-Based Incentive Award granted under the Plan.
(e)   “Award Agreement” means the document or documents by which each Award (other than a Cash-Based Incentive Award) is evidenced.
(f)   “Board” means the Board of Directors of the Company.
(g)   “Cash-Based Incentive Award” means an Award denominated in cash that is granted under Section 11 of the Plan.
(h)   “Cause” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Cause,” as defined in any employment or consulting agreement between the Participant and the Service Recipient in effect at the time of such Termination; or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of  “Cause” contained therein), the Participant’s (A) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties; (B) engagement in conduct in connection with the Participant’s employment or service with the Service Recipient, which results in, or could reasonably be expected to result in, material harm to the business or reputation of the Company or any other member of the Company Group; (C) conviction of, or plea of guilty or no contest to, (I) any felony; or (II) any other crime that results in, or could reasonably be expected to result in, material harm to the business or reputation of the Company or any other member of the Company Group; (D) material violation of the written policies of the Service Recipient, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient; (E) fraud or misappropriation, embezzlement or misuse of funds or property belonging to the Company or any other member of the Company Group; or (F) act of personal dishonesty that involves personal profit in connection with the Participant’s employment or service to the Service Recipient.

(i)   “Change in Control” means:
(i)   the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock; or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate; or (III) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant);
(ii)   during any period of twelve (12) months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any ~~p~~Person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such ~~p~~Person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any ~~p~~Person other than the Board shall be deemed to be an Incumbent Director; or
(iii)   the sale, transfer or other disposition of all or substantially all of the assets of the Company Group (taken as a whole) to any Person that is not an Affiliate of the Company.
(j)   “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
(k)   “Committee” means the Compensation Committee of the Board or any properly delegated subcommittee thereof or, if no such Compensation Committee or subcommittee thereof exists, the Board.
(l)   “Common Stock” means the common stock of the Company, par value $0.01 per share (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).
(m)   “Company” means BrightView Holdings, Inc., a Delaware corporation, and any successor thereto.
(n)   “Company Group” means, collectively, the Company and its Subsidiaries.
(o)   “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.
(p)   “Designated Foreign Subsidiaries” means all members of the Company Group that are organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.
(q)   “Disability” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Disability,” as defined in any employment or consulting agreement between the Participant and the Service Recipient in effect at the time of such Termination; or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of  “Disability” contained therein), a condition entitling the Participant to receive benefits under a long-term disability plan of the Service Recipient or other member of the Company Group in which such Participant is eligible to participate, or, in the absence of such a plan, the complete and permanent inability of the Participant by reason of illness or accident to perform the duties of the position at which the Participant was employed or served when such disability commenced. Any determination of whether Disability exists in the absence of a long-term disability plan shall be made by the Company (or its designee) in its sole and absolute discretion.
(r)   “Effective Date” means June 27, 2018.
(s)   “Eligible Person” means any (i) individual employed by any member of the Company Group; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of any member of the Company Group; or (iii) consultant or advisor to any member of the Company Group who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act, who, in the case of each of clauses (i) through (iii) above has entered into an Award Agreement or who has received written notification from the Committee or its designee that they have been selected to participate in the Plan.
(t)   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of  (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
(u)   “Exercise Price” has the meaning given to such term in Section 7(b) of the Plan.
(v)   “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock; provided, however, as to any Awards granted on or with a Date of Grant of the date of the pricing of the Company’s initial public offering, “Fair Market Value” shall be equal to the per share price at which the Common Stock is offered to the public in connection with such initial public offering.
(w)   “GAAP” has the meaning given to such term in Section 7(d) of the Plan.
(x)   “Immediate Family Members” has the meaning given to such term in Section 14(b) of the Plan.
(y)   “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.
(z)   “Indemnifiable Person” has the meaning given to such term in Section 4(e) of the Plan.
(aa)   “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.
(bb)   “Non-Employee Director” means a member of the Board who is not an employee of any member of the Company Group.
(cc)   “Option” means an Award granted under Section 7 of the Plan.

(dd)   “Option Period” has the meaning given to such term in Section 7(c) of the Plan.
(ee)   “Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit, that is granted under Section 10 of the Plan and is (i) payable by delivery of Common Stock, and/or (ii) measured by reference to the value of Common Stock.
(ff)   “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to the Plan.
(gg)   “Performance Criteria” means specific levels of performance of the Company (and/or one or more of the Company’s Affiliates, divisions or operational and/or business units, business segments, administrative departments, or any combination of the foregoing) or any Participant, which may be determined in accordance with GAAP or on a non-GAAP basis including, but not limited to, one or more of the following measures: (i) terms relative to a peer group or index; (ii) basic, diluted, or adjusted earnings per share; (iii) sales or revenue; (iv) earnings before interest, taxes, and other adjustments (in total or on a per share basis); (v) cash available for distribution; (vi) basic or adjusted net income; (vii) returns on equity, assets, capital, revenue or similar measure; (viii) level and growth of dividends; (ix) the price or increase in price of Common Stock; (x) total shareholder return; (xi) total assets; (xii) growth in assets, new originations of assets, or financing of assets; (xiii) equity market capitalization; (xiv) reduction or other quantifiable goal with respect to general and/or specific expenses; (xv) equity capital raised; (xvi) mergers, acquisitions, increase in enterprise value of Affiliates, Subsidiaries, divisions or business units or sales of assets of Affiliates, Subsidiaries, divisions or business units or sales of assets; and (xvii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.
(hh)   “Permitted Transferee” has the meaning given to such term in Section 14(b) of the Plan.
(ii)   “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
(jj)   “Plan” means this BrightView Holdings, Inc. Amended and Restated 2018 Omnibus Incentive Plan, as it may be further amended and/or restated from time to time.
(kk)   “Qualifying Director” means a ~~p~~Person who is, with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
(ll)   “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions, including vesting conditions.
(mm)   “Restricted Stock” means Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.
(nn)   “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.
(oo)   “SAR Period” has the meaning given to such term in Section 8(c) of the Plan.
(pp)   “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of  (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(qq)   “Service Recipient” means, with respect to a Participant holding a given Award, the member of the Company Group by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.
(rr)   “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.
(ss)   “Strike Price” has the meaning given to such term in Section 8(b) of the Plan.
(tt)   “Subsidiary” means, with respect to any specified Person:
(i)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(ii)   any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
(uu)   “Substitute Award” has the meaning given to such term in Section 5(e) of the Plan.
(vv)   “Sub-Plans” means any sub-plan to the Plan that has been adopted by the Board or the Committee for the purpose of permitting the offering of Awards to employees of certain Designated Foreign Subsidiaries or otherwise outside the United States of America, with each such sub-plan designed to comply with local laws applicable to offerings in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with applicable local laws, the Absolute Share Limit and the other limits specified in Section 5(b) shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.
(ww)   “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient for any reason (including death).
3.   Effective Date; Duration.   The Plan ~~shall be~~became effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth (10th) anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.
4.   Administration.
(a)   General.   The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 promulgated under the Exchange Act, be a Qualifying Director. However, the fact that a Committee member shall fail to qualify as a Qualifying Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
(b)   Committee Authority.   Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) adopt Sub-Plans; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c)   Delegation.   Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any ~~p~~Person or ~~p~~Persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of any member of the Company Group, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except with respect to grants of Awards to ~~p~~Persons (i) who are Non-Employee Directors, or (ii) who are subject to Section 16 of the Exchange Act.
(d)   Finality of Decisions.   Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, any member of the Company Group, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.
(e)   Indemnification.   No member of the Board, the Committee or any employee or agent of any member of the Company Group (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the organizational documents of any member of the Company Group. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the organizational documents of any member of the Company Group, as a matter of law, under an individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.
(f)   Board Authority.   Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to any Awards. Any such actions by the Board shall be subject to the applicable rules of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.
5.   Grant of Awards; Shares Subject to the Plan; Limitations.
(a)   Grants.   The Committee may, from time to time, grant Awards to one or more Eligible Persons. All Awards granted under the Plan shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee, including, without limitation, attainment of Performance Criteria.
(b)   Share Reserve and Limits.   Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, no more than ~~11,650,000~~18,650,000 shares of Common Stock (the “Absolute Share Limit”) shall be available for Awards under the Plan; (ii) subject to Section 12 of the Plan, no more than the number of shares of Common Stock equal to the Absolute Share Limit may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; and (iii) the maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year, shall not exceed $350,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).
(c)   Share Counting.   Other than with respect to Substitute Awards, to the extent that an Award expires or is canceled, forfeited, or terminated without issuance to the Participant of the full number of shares of Common Stock to which the Award related, the unissued shares will again be available for grant under the Plan. Shares of Common Stock shall be deemed to have been issued in settlement of Awards if the Fair Market Value equivalent of such shares is paid in cash in connection with such settlement; provided, however, that no shares shall be deemed to have been issued in settlement of a SAR or Restricted Stock Unit that provides for settlement only in cash and settles only in cash or in respect of any Cash-Based Incentive Award. In no event shall shares (i) tendered or withheld on exercise of Options or other Award for the payment of the exercise or purchase price or withholding taxes, (ii) not issued upon the settlement of a SAR that by the terms of the Award Agreement would settle in shares of Common Stock (or could settle in shares of Common Stock), or (iii) purchased on the open market with cash proceeds from the exercise of Options, again become available for other Awards under the Plan.
(d)   Source of Shares.   Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing.
(e)   Substitute Awards.   Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.

6.   Eligibility.   Participation in the Plan shall be limited to Eligible Persons.
7.   Options.
(a)   General.   Each Option granted under the Plan shall be evidenced by an Award Agreement, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of a member of the Company Group, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code; provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to, and comply with, such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.
(b)   Exercise Price.   Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.
(c)   Vesting and Expiration.
(i)   Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee.
(ii)   Options shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the Option Period shall be automatically extended until the thirtieth (30th) day following the expiration of such prohibition. Notwithstanding the foregoing, in no event shall the Option Period exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group.
(d)   Method of Exercise and Form of Payment.   No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable: (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual issuance of such shares to the Company); provided, that such shares of Common

Stock are not subject to any pledge or other security interest and have been held by the Participant for at least six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles (“GAAP”)); or (ii) by such other method as the Committee may permit, in its sole discretion, including, without limitation (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price. Any fractional shares of Common Stock shall be settled in cash.
(e)   Notification upon Disqualifying Disposition of an Incentive Stock Option.   Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of  (i) the date that is two (2) years after the Date of Grant of the Incentive Stock Option, or (ii) the date that is one (1) year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.
(f)   Compliance With Laws, etc.   Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.
8.   Stock Appreciation Rights.
(a)   General.   Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.
(b)   Strike Price.   Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.
(c)   Vesting and Expiration.
(i)   A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee; provided, however, that notwithstanding any such vesting dates or events, the Committee may, in its sole discretion, accelerate the vesting of any SAR at any time and for any reason.
(ii)   SARs shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “SAR Period”); provided, that if the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition.

(d)   Method of Exercise.   SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.
(e)   Payment.   Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that is being exercised multiplied by the excess of the Fair Market Value of one (1) share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.
9.   Restricted Stock and Restricted Stock Units.
(a)   General.   Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each Restricted Stock and Restricted Stock Unit so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
(b)   Stock Certificates and Book-Entry; Escrow or Similar Arrangement.   Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable; and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 14(a) of the Plan or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9, Section 14(c) of the Plan and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company. A Participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.
(c)   Vesting.   Restricted Stock and Restricted Stock Units shall vest, and any applicable Restricted Period shall lapse, in such manner and on such date or dates or upon such event or events as determined by the Committee.
(d)   Issuance of Restricted Stock and Settlement of Restricted Stock Units.
(i)   Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or the Participant’s beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, in the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii)   Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant or the Participant’s beneficiary, without charge, one (1) share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units; or (B) defer the issuance of shares of Common Stock (or cash or part cash and part shares of Common Stock, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock in respect of such Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value per share of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units.
(e)   Legends on Restricted Stock.   Each certificate, if any, or book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or book entry notation substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock:
TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE BRIGHTVIEW HOLDINGS, INC. AMENDED AND RESTATED 2018 OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT BETWEEN BRIGHTVIEW HOLDINGS, INC. AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF BRIGHTVIEW HOLDINGS, INC.
10.   Other Equity-Based Awards.   The Committee may grant Other Equity-Based Awards under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine. Each Other Equity-Based Award granted under the Plan shall be evidenced by an Award Agreement and shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
11.   Cash-Based Incentive Awards.   The Committee may grant Cash-Based Incentive Awards under the Plan to any Eligible Person. Each Cash-Based Incentive Award granted under the Plan shall be evidenced in such form as the Committee may determine from time to time.
12.   Changes in Capital Structure and Similar Events.   Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply to all Awards granted hereunder (other than Cash-Based Incentive Awards):
(a)   General.   In the event of  (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock (including a Change in Control); or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants (any event in (i) or (ii), an “Adjustment Event”), the Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of  (A) the Absolute Share Limit, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder; (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan or any Sub-Plan; and (C) the terms of any outstanding Award, including, without limitation, (I) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate; (II) the Exercise Price or Strike Price with respect to any Award; or (III) any applicable performance measures (including, without limitation, Performance Criteria); provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.
(b)   Change in Control.   Without limiting the foregoing, in connection with any Change in Control, the Committee may, in its sole discretion, provide for any one or more of the following:
(i)   substitution or assumption of Awards, or to the extent that the surviving entity (or Affiliate thereof) of such Change in Control does not substitute or assume the Awards, full acceleration of vesting of, exercisability of, or lapse of restrictions on, as applicable, any Awards; provided, however, that with respect to any performance-vested Awards, any such acceleration of vesting, exercisability, or lapse of restrictions shall be based on actual performance through the date of such Change in Control; and
(ii)   cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event pursuant to clause (i) above), the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor).
For purposes of clause (i) above, an award will be considered granted in substitution of an Award if it has an equivalent value (as determined consistent with clause (ii) above) with the original Award, whether designated in securities of the acquiror in such Change in Control transaction (or an Affiliate thereof), or in cash or other property (including in the same consideration that other stockholders of the Company receive in connection with such Change in Control transaction), and retains the vesting schedule applicable to the original Award.
Payments to holders pursuant to clause (ii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or Strike Price).
(c)   Other Requirements.   Prior to any payment or adjustment contemplated under this Section 12, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.
(d)   Fractional Shares.   Any adjustment provided under this Section 12 may provide for the elimination of any fractional share that might otherwise become subject to an Award.
(e)   Binding Effect.   Any adjustment, substitution, determination of value or other action taken by the Committee under this Section 12 shall be conclusive and binding for all purposes.

13.   Amendments and Termination.
(a)   Amendment and Termination of the Plan.   The Board or Committee may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuance or termination shall be made without stockholder approval if  (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for changes in GAAP to new accounting standards; (ii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Section 5 or 12 of the Plan); or (iii) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to Section 13(c) of the Plan without stockholder approval.
(b)   Amendment of Award Agreements.   The Committee may, to the extent consistent with the terms of the Plan and any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s Termination); provided, that, other than pursuant to Section 12, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.
(c)   No Repricing.   Notwithstanding anything in the Plan to the contrary, without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR; and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.
14.   General.
(a)   Award Agreements.   Each Award (other than a Cash-Based Incentive Award) under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom such Award was granted and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability or Termination of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award Agreement to be signed by the Participant or a duly authorized representative of the Company.
(b)   Nontransferability.
(i)   Each Award shall be exercisable only by such Participant to whom such Award was granted during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against any member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)   Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to (A) any ~~p~~Person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and the Participant’s Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(iii)   The terms of any Award transferred in accordance with clause (ii) above shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of a Participant’s Termination under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.
(c)   Dividends and Dividend Equivalents.   The Committee may, in its sole discretion, provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards. Without limiting the foregoing, unless otherwise provided in the Award Agreement, any dividend otherwise payable in respect of any share of Restricted Stock that remains subject to vesting conditions at the time of payment of such dividend shall be retained by the Company and remain subject to the same vesting conditions as the share of Restricted Stock to which the dividend relates.
(d)   Tax Withholding.
(i)   A Participant shall be required to pay to the Company or one or more of its Subsidiaries, as applicable, an amount in cash (by check or wire transfer) equal to the aggregate amount of any income, employment and/or other applicable taxes that are statutorily required to be withheld in respect of an Award. Alternatively, the Company or any of its Subsidiaries may elect, in its sole discretion, to satisfy this requirement by withholding such amount from any cash compensation or other cash amounts owing to a Participant.
(ii)   Without limiting the foregoing, the Committee may (but is not obligated to), in its sole discretion, permit or require a Participant to satisfy, all or any portion of the minimum income, employment and/or other applicable taxes that are statutorily required to be withheld with respect to an Award by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting standards) having an aggregate Fair Market Value equal to such minimum statutorily required withholding liability (or portion thereof); or (B) having the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, a number of shares of Common Stock with an aggregate Fair Market Value equal to an amount, subject to clause (iii) below, not in excess of such minimum statutorily required withholding liability (or portion thereof).
(iii)   The Committee has full discretion to allow Participants to satisfy, in whole or in part, any additional income, employment and/or other applicable taxes payable by them with respect to an Award by electing to have the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, a Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, shares of Common Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in a Participant’s relevant tax jurisdictions).
(e)   Data Protection.   By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.
(f)   No Claim to Awards; No Rights to Continued Employment; Waiver.   No employee of any member of the Company Group, or other Person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Service Recipient or any other member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Service Recipient or any other member of the Company Group may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Service Recipient and/or any member of the Company Group and the Participant, whether any such agreement is executed before, on or after the Date of Grant.
(g)   International Participants.   With respect to Participants who reside or work outside of the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan and create or amend Sub-Plans or amend outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant or any member of the Company Group.
(h)   Designation and Change of Beneficiary.   Each Participant may file with the Committee a written designation of one or more Persons as the beneficiary or beneficiaries, as applicable, who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change the Participant’s beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be the Participant’s spouse or, if the Participant is unmarried at the time of death, the Participant’s estate.
(i)   Termination.   Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one Service Recipient to employment or service with another Service Recipient (or vice-versa) shall be considered a Termination; and (ii) if a Participant undergoes a Termination of employment, but such Participant continues to provide services to the Company Group in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.
(j)   No Rights as a Stockholder.   Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.
(k)   Government and Other Regulations.
(i)   The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of any member of the Company Group issued under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of any member of the Company Group issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of any member of the Company Group issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the

Committee reserves the right to, at any time, add any additional terms or provisions to any Award granted under the Plan that the Committee, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(ii)   The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) pay to the Participant an amount equal to the excess of  (I) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable); over (II) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (B) in the case of Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, or the underlying shares in respect thereof.
(l)   No Section 83(b) Elections Without Consent of Company.   No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Company in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.
(m)   Payments to Persons Other Than Participants.   If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for the Participant’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or the Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to the Participant’s spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(n)   Nonexclusivity of the Plan.   Neither the adoption of the Plan by the Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Committee or Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity-based awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
(o)   No Trust or Fund Created.   Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Company Group, on the one hand, and a Participant or other Person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.
(p)   Reliance on Reports.   Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of any member of the Company Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.
(q)   Relationship to Other Benefits.   No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by applicable law.
(r)   Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.
(s)   Severability.   If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(t)   Obligations Binding on Successors.   The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
(u)   Section 409A of the Code.
(i)   Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Service Recipient nor any other member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.
(ii)   Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in

Section 409A of the Code) shall be made to such Participant prior to the date that is six (6) months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.
(iii)   Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of  (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code; or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of  “Disability” pursuant to Section 409A of the Code.
(v)   Clawback/Repayment.   All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (ii) applicable law. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.
(w)   Right of Offset.   The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to any member of the Company Group and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.
(x)   Expenses; Titles and Headings.   The expenses of administering the Plan shall be borne by the Company Group. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

0

BRIGHTVIEW HOLDINGS, INC.

980 Jolly Road
Suite 300
Blue Bell, PA 19422

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Andrew V. Masterman, John A. Feenan and Jonathan M. Gottsegen, and each of them, with full power of substitution and power to act alone, as proxies of the undersigned to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of BrightView Holdings, Inc., to be held March 10, 2020 at the DoubleTree Suites Philadelphia West, 640 Fountain Rd., Plymouth Meeting, PA 19462, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the Director Nominees and FOR proposals 2 and 3, and at the discretion of the proxies with regard to any other matter that may properly come before the meeting or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

BRIGHTVIEW HOLDINGS, INC.

Tuesday, March 10, 2020

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at - http://www.astproxyportal.com/ast/22221

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20830300000000000000 8 031020

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Deloitte & Touche LLP as BrightView Holdings, Inc.'s independent registered public accounting firm for 2020.	☐	☐	☐
3. To approve the BrightView Holdings, Inc. Amended and Restated 2018 Omnibus Incentive Plan.	☐	☐	☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.